Execution Version SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT by and among AIRCASTLE LIMITED, as Borrower, CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., RBC CAPITAL MARKETS1 AND FIFTH THIRD BANK, NATIONAL ASSOCIATION as Joint Lead Arrangers and Joint Bookrunners, GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA, as Syndication Agents, the other Lenders party hereto from time to time, and CITIBANK, N.A., as Agent, Dated as of December 19, 2012, As amended and restated as of August 2, 2013 As further amended and restated as of March 31, 2014 As further amended and restated as of March 28, 2016 As further amended and restated as of June 27, 2018 As further amended and restated as of October 19, 2018 As further amended and restated as of April 26, 2021 As further amended and restated as of February 8, 2024 1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates. Exhibit 10.39

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND TERMS 1.1. Definitions ............................................................................................................................ 2 1.2. Rules of Interpretation ....................................................................................................... 41 1.3. Effect of Restatement......................................................................................................... 42 ARTICLE II THE REVOLVING CREDIT FACILITY 2.1. Revolving Loans ................................................................................................................ 43 2.2. Payment of Interest ............................................................................................................ 44 2.3. Payment of Principal .......................................................................................................... 45 2.4. Manner of Payment ............................................................................................................ 46 2.5. Notes ................................................................................................................................... 46 2.6. Pro Rata Payments ............................................................................................................. 47 2.7. Reductions; Increases ........................................................................................................ 47 2.8. Conversions and Elections of Subsequent Interest Periods ............................................. 48 2.9. Increase and Decrease in Amounts ................................................................................... 48 2.10. Fees ..................................................................................................................................... 48 2.11. Deficiency Advances ......................................................................................................... 49 2.12. Use of Proceeds .................................................................................................................. 49 2.13. Defaulting Lenders ............................................................................................................. 49 ARTICLE III [RESERVED] ARTICLE IV [RESERVED] ARTICLE V CHANGE IN CIRCUMSTANCES 5.1. Requirements of Law ......................................................................................................... 51 5.2. Limitation on Types of Loans ........................................................................................... 52 5.3. Illegality .............................................................................................................................. 54 5.4. Treatment of Affected Loans ............................................................................................ 54 5.5. Compensation ..................................................................................................................... 55 5.6. Taxes ................................................................................................................................... 55

-ii- ARTICLE VI CONDITIONS TO MAKING LOANS 6.1. Conditions of A&R Closing Date ..................................................................................... 58 6.2. Conditions of Revolving Loans......................................................................................... 60 ARTICLE VII REPRESENTATIONS AND WARRANTIES 7.1. Organization and Authority ............................................................................................... 61 7.2. Loan Documents ................................................................................................................ 61 7.3. Solvency ............................................................................................................................. 62 7.4. Use of Proceeds .................................................................................................................. 62 7.5. Financial Condition ............................................................................................................ 62 7.6. Anti-Corruption and Sanctions.......................................................................................... 62 7.7. Title to Properties ............................................................................................................... 62 7.8. Taxes ................................................................................................................................... 63 7.9. Other Agreements .............................................................................................................. 63 7.10. Litigation............................................................................................................................. 63 7.11. Federal Regulations............................................................................................................ 63 7.12. Investment Company ......................................................................................................... 64 7.13. Patents, Etc ......................................................................................................................... 64 7.14. No Untrue Statement.......................................................................................................... 64 7.15. No Consents, Etc ................................................................................................................ 64 7.16. Employee Benefit Plans ..................................................................................................... 65 7.17. No Default .......................................................................................................................... 65 7.18. Environmental Laws .......................................................................................................... 65 7.19. Withholding Taxes ............................................................................................................. 66 7.20. Affected Financial Institution ............................................................................................ 66 ARTICLE VIII AFFIRMATIVE COVENANTS 8.1. Financial Reports, Etc ........................................................................................................ 66 8.2. Maintain Properties ............................................................................................................ 67 8.3. Existence, Qualification, Etc ............................................................................................. 68 8.4. Regulations and Taxes ....................................................................................................... 68 8.5. [RESERVED] ..................................................................................................................... 68 8.6. True Books ......................................................................................................................... 68 8.7. Right of Inspection ............................................................................................................. 68 8.8. Observe All Laws ............................................................................................................... 68 8.9. Governmental Licenses ..................................................................................................... 69 8.10. Officer’s Knowledge of Default........................................................................................ 69 8.11. Suits or Other Proceedings ................................................................................................ 69

-iii- 8.12. Notice of Environmental Complaint or Condition ........................................................... 69 8.13. [RESERVED] ..................................................................................................................... 69 8.14. [RESERVED] ..................................................................................................................... 69 8.15. Continued Operations ........................................................................................................ 69 8.16. Employee Benefit Plans ..................................................................................................... 70 8.17. Public Debt Rating ............................................................................................................. 70 ARTICLE IX NEGATIVE COVENANTS 9.1. [RESERVED] ..................................................................................................................... 70 9.2. [RESERVED] ..................................................................................................................... 70 9.3. Liens .................................................................................................................................... 70 9.4. Indebtedness ....................................................................................................................... 70 9.5. [RESERVED] ..................................................................................................................... 74 9.6. [RESERVED] ..................................................................................................................... 74 9.7. Merger or Consolidation .................................................................................................... 74 9.8. Transactions with Affiliates .............................................................................................. 75 9.9. [RESERVED] ..................................................................................................................... 77 9.10. Fiscal Year .......................................................................................................................... 77 9.11. Change in Control .............................................................................................................. 78 9.12. Guarantees .......................................................................................................................... 78 9.13. [RESERVED] ..................................................................................................................... 79 9.14. Restricted Payments ........................................................................................................... 79 9.15. [RESERVED] ..................................................................................................................... 81 9.16. Unencumbered Asset Ratio ............................................................................................... 81 9.17. Minimum Interest Coverage Ratio .................................................................................... 81 9.18. Consolidated Net Worth .................................................................................................... 81 ARTICLE X EVENTS OF DEFAULT AND ACCELERATION 10.1. Events of Default................................................................................................................ 81 10.2. Agent to Act ....................................................................................................................... 85 10.3. Cumulative Rights.............................................................................................................. 85 10.4. No Waiver........................................................................................................................... 85 10.5. Allocation of Proceeds ....................................................................................................... 85 ARTICLE XI THE AGENT 11.1. Appointment and Authority ............................................................................................... 86 11.2. Agent Individually ............................................................................................................. 86 11.3. Duties of Agent; Exculpatory Provisions ......................................................................... 89

-iv- 11.4. Reliance by Agent .............................................................................................................. 90 11.5. Indemnification .................................................................................................................. 90 11.6. Delegation of Duties .......................................................................................................... 90 11.7. Resignation of Agent ......................................................................................................... 91 11.8. Non-Reliance on Agent and Other Lenders ..................................................................... 91 11.9. Withholding ........................................................................................................................ 92 11.10. No Other Duties, Etc .......................................................................................................... 93 11.11. Fees ..................................................................................................................................... 93 11.12. Certain ERISA Matters ...................................................................................................... 93 ARTICLE XII MISCELLANEOUS 12.1. Assignments and Participations ........................................................................................ 95 12.2. Notices ................................................................................................................................ 97 12.3. Right of Set-off; Adjustments ........................................................................................... 98 12.4. Survival ............................................................................................................................... 98 12.5. Expenses ............................................................................................................................. 99 12.6. Amendments and Waivers ................................................................................................. 99 12.7. Counterparts ..................................................................................................................... 100 12.8. Return of Funds ................................................................................................................ 100 12.9. Indemnification; Limitation of Liability ......................................................................... 100 12.10. Severability ....................................................................................................................... 101 12.11. Entire Agreement ............................................................................................................. 101 12.12. Payments ........................................................................................................................... 101 12.13. Confidentiality .................................................................................................................. 102 12.14. Governing Law; Waiver of Jury Trial ............................................................................ 102 12.15. Judgment Currency .......................................................................................................... 103 12.16. USA PATRIOT Act ......................................................................................................... 104 12.17. Counterparts ..................................................................................................................... 104 12.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............ 105 12.19. Acknowledgement Regarding Any Supported QFCs .................................................... 105 SCHEDULES Schedule 1.1A Unencumbered Aircraft Schedule 1.1B Certain Persons Who Are Not Eligible Assignees Schedule 7.8 Tax Matters Schedule 7.10 Litigation Schedule 7.18 Environmental Laws EXHIBITS EXHIBIT A Applicable Commitment Percentages EXHIBIT B Form of Assignment and Acceptance EXHIBIT C Notice of Appointment (or Revocation) of Authorized Representative

-v- EXHIBIT D Form of Borrowing Notice EXHIBIT E Form of Interest Rate Selection Notice EXHIBIT F Form of Note EXHIBIT G-1 Form of Domestic Counsel Opinion EXHIBIT G-2 Form of Foreign Counsel Opinion EXHIBIT G-3 Form of Chief Legal Officer Opinion EXHIBIT H Quarterly Covenant Compliance Report

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Agreement”), made by and among AIRCASTLE LIMITED, an exempted company incorporated and existing under the laws of Bermuda (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A., and each other financial institution party hereto (such financial institutions, and their successors and assigns, a “Lender”; collectively the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the “Agent”); W I T N E S S E T H: WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as amended on September 8, 2022 with Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, MUFG Bank, Ltd. and BNP Paribas, as Lenders (the “Existing Lenders”), and Citibank, N.A., as the Agent (as amended, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”); WHEREAS, the Borrower has requested that the Lenders set forth on Exhibit A hereto make available to the Borrower a revolving credit facility of up to $1,000 million, the proceeds of which are to be used by the Borrower for working capital and other corporate purposes; WHEREAS, the Borrower and the Lenders wish to make certain amendments to the Existing Credit Agreement as set forth herein; and WHEREAS, the Lenders and the Agent, subject to the conditions set forth herein (including the conditions set forth in Section 6.1), are willing to make such revolving credit facility available to the Borrower; NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree that on and as of the date hereof the Existing Credit Agreement shall be amended and restated as follows:

-2- ARTICLE I DEFINITIONS AND TERMS 1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below: “Acquired Indebtedness” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Agreement” has the meaning given to such term in the first recital to this Agreement. “Aircraft” means all commercial aircraft (including, without limitation, the airframe and all engines and parts thereof or with respect thereto) owned by the Borrower and its Subsidiaries. “Aircraft Financing Subsidiary” means any special purpose Subsidiary that facilitates the acquisition, ownership, leasing or financing of aircraft or any parts relating to aircraft, including any securitization financing in connection therewith.

-3- “Applicable Commitment Fee” means, (i) for the period from the A&R Closing Date to and including the date on which the Agent receives a notice from the Borrower of a change in the Public Debt Rating pursuant to Section 8.17, 0.200% per annum and (ii) thereafter, a percentage per annum determined by reference to the Public Debt Rating in effect on such date, as set forth below and subject to the Pricing Level Adjustments: Pricing Level Public Debt Rating Applicable Commitment Fee I ≥ BBB+ / Baa1 / BBB+ 0.150% II BBB / Baa2 / BBB 0.200% III BBB- / Baa3 / BBB- 0.250% IV BB+ / Ba1 / BB+ 0.300% V ≤ BB / Ba2 / BB 0.500% “Applicable Commitment Percentage” means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender’s Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the A&R Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1. “Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” for such Lender designated for such Type of Loan on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained. “Applicable Margin” means, (i) for the period from the A&R Closing Date to and including the date on which the Agent receives a notice from the Borrower of a change in the Public Debt Rating pursuant to Section 8.17, (x) 0.250% per annum, with respect to Base Rate Loans and (y) 1.250% per annum with respect to any SOFR Loan and (ii) thereafter, a percentage per annum determined by reference to the Public Debt Rating in effect on such date, as set forth below and subject to the Pricing Level Adjustment: Pricing Level Public Debt Rating Applicable Margin for Base Rate Loans Applicable Margin for SOFR Loans I ≥ BBB+ / Baa1 / BBB+ 0.125% 1.125% II BBB / Baa2 / BBB 0.250% 1.250% III BBB- / Baa3 / BBB- 0.500% 1.500% IV BB+ / Ba1 / BB+ 0.750% 1.750%

-4- V ≤ BB / Ba2 / BB 1.250% 2.250% “Assignment and Acceptance” means an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 12.1. “Authorized Representative” means any of the President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Vice President of the Borrower, as applicable, designated as an Authorized Representative of the Borrower as set forth from time to time in a certificate in the form of Exhibit C. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.2. “A&R Closing Date” means February 8, 2024, the date as of which this Agreement was executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 6.1 were satisfied. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

-5- “Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing. “Base Rate Loan” means a Loan for which the rate of interest is determined by reference to the Base Rate. “Base Rate SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.2. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

-6- (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in

-7- the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” means the Board of Governors of the Federal Reserve System (or any successor body). “Borrower” has the meaning given to such term in the preamble to this Agreement. “Borrowing Notice” means the notice delivered by an Authorized Representative in connection with a Loan under the Revolving Credit Facility, in the form of Exhibit D. “Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close. “Capital Stock” means: (1) in the case of a corporation, corporate stock,

-8- (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership, membership interests (whether general or limited) or shares in the capital of a company, and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. “Cash Equivalents” means: (1) United States dollars, (2) pounds sterling, (3) (a) euro, or any national currency of any participating member state in the European Union, (b) Canadian dollars, or (c) any other local currency held from time to time in the ordinary course of business, (4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition, (5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, (6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

-9- (7) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof, (8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above, (9) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Province of Canada having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and (10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. “Change of Control” means: (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Borrower; (2) (a) all or substantially all of the assets of the Borrower and the Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or one or more Permitted Holders or (b) the Borrower amalgamates, consolidates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into the Borrower, in either case under this clause (2), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Borrower, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Borrower, or the applicable surviving or transferee Person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total

-10- voting power of the Borrower, or the applicable surviving or transferee Person or (ii) to an amalgamation or a merger of the Borrower with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) which beneficially owns Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of such entity and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees the Obligations; (3) the Borrower shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of the Borrower; or (4) a “change of control” or any comparable term under, and as defined in, the Recent Indenture shall have occurred. For purposes of this definition, if the Borrower becomes a direct or indirect Subsidiary of a holding company, such holding company shall not itself be considered a Person or group for purposes of clauses (1) and (2) above; provided that (a) such holding company beneficially owns, directly or indirectly, 100% of the Capital Stock of the Borrower and (b) upon completion of such transaction, no Person or group (other than one or more Permitted Holders) beneficially owns more than 50% of the voting power of the total outstanding voting stock of such holding company. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. “Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging

-11- Obligations and amortization of net lease discounts and lease incentives, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of or hedge ineffectiveness expenses of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 — “Accounting for Derivative Instruments and Hedging Activities” and excluding non-cash interest expense attributable to the amortization of gains or losses resulting from the termination prior to February 28, 2014 of Hedging Obligations), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and any expensing of other financing fees), and (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued less (c) interest income for such period. “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that: (1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded, (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded, (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of

-12- business, as determined in good faith by the Board of Directors or management of the Borrower, shall be excluded, (5) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period, (6) [reserved], (7) the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after April 4, 2012, net of taxes, shall be excluded, (8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded, (9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded; and (11) unrealized gains or losses relating to Hedging Obligations and mark-to-market of Indebtedness denominated in foreign currencies shall be excluded. “Consolidated Net Worth” means at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such date. “Consolidated Total Debt” means, as at any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries as set forth on the Borrower’s consolidated balance sheet in accordance with GAAP. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

-13- (2) to advance or supply funds: (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Continue”, “Continuation”, and “Continued” refers to the continuation pursuant to Section 2.8 hereof of a SOFR Loan of one Type as a SOFR Loan of the same Type from one Interest Period to the next Interest Period. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 12.19. “Convert”, “Conversion”, and “Converted” refers to a conversion pursuant to Section 2.8 or Article V of one Type of Loan into another Type of Loan. “Credit Facilities” means one or more debt facilities, commercial paper facilities, credit agreements, indentures or other agreements, in each case with banks or other institutional lenders, purchasers, investors, trustees or agents providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other extensions of credit or other indebtedness, in each case including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt facilities, commercial paper facilities, credit agreements, indentures or other agreements, in each case with banks or other institutional lenders, purchasers, investors, trustees or agents that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof. “Credit Party” means, collectively, the Borrower and each Guarantor (if any).

-14- “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion. “Debt Fund Affiliate” means an Affiliate of any Person that is primarily engaged in, or is primarily engaged in advising funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course. “Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder. “Default Rate” means (i) with respect to each SOFR Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Adjusted Term SOFR rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) filed a petition or answer seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal

-15- Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender. “Designated Preferred Stock” means preferred shares of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate on the issuance date thereof. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the Stated Termination Date or the date the Borrower repays all of the Loans and permanently terminates all of the Total Revolving Credit Commitment pursuant to Section 2.7; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Dollars” and the symbol “$” mean dollars constituting legal tender for the payment of public and private debts in the United States of America. “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication): (a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus (b) Consolidated Interest Expense (and other components of Fixed Charges to the extent changes in GAAP after February 28, 2014 result in such components reducing Consolidated Net Income) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

-16- (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Agreement (whether or not successful), including such fees, expenses or charges related to the offering of the notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus (e) the amount of any restructuring charges, integration costs or other business optimization expenses or costs deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 30, 2012, plus (f) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus (g) the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus (h) any net loss (or minus any gain) resulting from currency exchange risk Hedging Obligations, plus (i) foreign exchange loss (or minus any gain) on debt, plus (j) expenses related to the implementation of an enterprise resource planning system, less (k) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

-17- “Eligible Assignee” means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other financial institution approved by the Agent; provided, however, that (x) neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee and (y) unless a Default or Event of Default has occurred and is continuing, none of the Persons listed on Schedule 1.1B shall qualify as an Eligible Assignee unless the Borrower shall have consented to such qualification. “Employee Benefit Plan” means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “EMU” means economic and monetary union as contemplated in the Treaty on European Union. “Environmental Laws” means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Equity Offering” means any public or private sale of common shares or preferred shares of the Borrower (excluding Disqualified Stock), other than: (a) public offerings with respect to the Borrower’s common shares registered on Form S-8; (b) any such public or private sale that constitutes an Excluded Contribution; and (c) any sales to the Borrower or any of its Subsidiaries. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer within the meaning of Section 414 of the Code.

-18- “Erroneous Payment” has the meaning assigned to it in Section 11.2(d). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.2(g). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.2(g). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.2(g). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.2(g). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “euro” means the single currency of participating member states of the EMU. “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time. “Event of Default” means any of the occurrences set forth as such in Section 10.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from: (a) contributions to its common equity capital, and (b) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate of the Borrower on or prior to the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. “Existing Credit Agreement” has the meaning given to such term in the recitals to this Agreement. “Existing Indebtedness” means Indebtedness of the Borrower or the Subsidiaries in existence on the Original Closing Date, plus interest accruing thereon.

-19- “Existing Lenders” has the meaning given to such term in the recitals to this Agreement. “Existing Notes Repayment Date” means the date on which all of the Borrower’s existing senior notes that are outstanding on the A&R Closing Date have been repaid, repurchased in full or otherwise satisfied and discharged and no longer outstanding. “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief executive officer, chief financial officer, chief accounting officer or controller of the Borrower or its Subsidiaries, which determination will be conclusive (unless otherwise provided in this Agreement). “FATCA” means Section 1471 through 1474 of the Code, as of the date hereof, and any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) or any intergovernmental agreement (and any related legislation, rules or official administrative practices) implementing the foregoing. “FCPA Compliance” means compliance in all material respects by the Borrower, its Subsidiaries and their respective directors and officers and, to the knowledge of the Borrower, their respective employees, agents and affiliates with the Foreign Corrupt Practices Act, as amended, and rules and regulations thereunder (“FCPA”) and the UK Bribery Act, as amended, including that no part of the proceeds of the Loans be used directly, or to the knowledge of the Borrower, indirectly, in violation of the FCPA or UK Bribery Act, as amended, including, without limitation, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or the UK Bribery Act, as amended. “Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Fee Payment Date” means, for any month in which a commitment fee is due, the twentieth (20th) calendar day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day). “Fifth Restatement Date” means October 19, 2018.

-20- “First Restatement Date” means August 2, 2013. “Fiscal Quarter” means (i) from the Fifth Restatement Date through June 30, 2020, each three-month period from January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each calendar year, (ii) the five- month period from July 1, 2020, through November 30, 2020, and (iii) beginning December 1, 2020, each three-month period from March 1 through May 31, June 1 through August 31, September 1 through November 30, and December 1 through the last day of February of the following calendar year “Fiscal Year” means, respectively (i) prior to September 30, 2020, the twelve- month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year and (ii) from and after September 30, 2020, the twelve-month fiscal period of the Borrower and its Subsidiaries commencing on March 1 of each calendar year and ending on the last day of February of the following calendar year (commencing with the period beginning March 1, 2020). “Fitch” means Fitch Ratings, Inc. and any successor thereto. “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. “Fixed Charges” means, with respect to any Person for any period, the sum of: (a) Consolidated Interest Expense, (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and (c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock. “Floor” means a rate of interest equal to 0.00%. “Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary. “Fourth Restatement Date” means June 27, 2018. “GAAP” means generally accepted accounting principles in the United States which are in effect on April 4, 2012. At any time, the Borrower may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP for purposes of calculations hereunder and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided that any calculation or determination in this Agreement that requires the application of GAAP for periods

-21- that include Fiscal Quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give notice of any such election made in accordance with this definition to the Agent. If at any time any election by the Borrower to apply IFRS accounting principles in lieu of GAAP as provided under this definition of “GAAP” would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such election to apply IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such election to apply IFRS and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such election to apply IFRS. “Government Securities” means securities that are: (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” has the meaning given to such term in Section 9.12(i)(a). “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner

-22- (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. “Guarantor” means any Person that executes a Guarantee in accordance with the provisions of this Agreement and its respective successors and assigns. “Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices. “Increased Amount Date” has the meaning given to such term in Section 2.7. “Increased Commitment Notice” has the meaning given to such term in Section 2.7. “Increased Commitments” has the meaning given to such term in Section 2.7. “Increasing Lender” has the meaning given to such term in Section 2.7. “Indebtedness” means, with respect to any Person: (a) any indebtedness (including principal and premium) of such Person, whether or not contingent (1) in respect of borrowed money, (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes

-23- a liability on the balance sheet of such Person in accordance with GAAP, or (4) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that Contingent Obligations shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness (except for the purposes of the covenants contained in Sections 9.16, 9.17 and 9.18); and the term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the A&R Closing Date; provided further that, for the avoidance of doubt, Indebtedness of any Person at any time under a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding “Indenture” means the Recent Indenture and each other indenture pursuant to which unsecured senior notes are issued by the Borrower. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged. “Initial Lien” has the meaning given to such term in Section 9.3(i). “Insolvency” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. “Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower and the Subsidiaries for the Test Period ending on such date, the ratio of (a) EBITDA of the Borrower and the Subsidiaries for such Test Period to (b) Consolidated Interest Expense paid in cash of the Borrower for such Test Period. “Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar

-24- month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Rate Selection Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Revolving Credit Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 5.2 shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Loan or Borrowing. “Interest Rate Selection Notice” means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any SOFR Loan or the Conversion of any Base Rate Loan into a SOFR Loan, in the form of Exhibit E. “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, moving and similar advances to officers, directors and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. “Joint Lead Arrangers” means Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, RBC Capital Markets and Fifth Third Bank, National Association. “Lender” has the meaning given to such term in the preamble to this Agreement. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest ; provided that (i) in no event shall an operating lease be deemed to constitute a Lien and (ii) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself give rise to a Lien. “Loan” or “Loans” means any of the Revolving Loans. “Loan Documents” means this Agreement, the Notes (if any), a Guarantee (if any) and all other instruments and documents heretofore or hereafter executed or delivered to or in

-25- favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time. “Management Group” means at any time, the Chairman or Deputy Chairman of the Board of Directors, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Borrower or any Subsidiary of the Borrower at such time. “Material Adverse Effect” means a material adverse effect on (i) the ability of the Borrower to pay or perform its obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (ii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means an Employee Benefit Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years. “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends. “New Lender” has the meaning given to such term in Section 2.7. “Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor. “Notes” means, collectively, the promissory notes (if any) of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders. “Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Agent (acting in any capacity) or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any

-26- capacity) or to any Lender that are required to be paid by the Borrower pursuant thereto) or otherwise. “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower. “Officers’ Certificate” means a certificate signed on behalf of the Borrower by an Officer of the Borrower. “Operating Circular” means an operating circular issued by the Federal Reserve Bank. “Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity. “Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, (i) the articles of incorporation, certificate of incorporation, memorandum of association, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity and (ii) the bylaws, bye-laws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity. “Original Closing Date” means December 19, 2012. “Payment Recipient” has the meaning assigned to it in Section 11.2(d). “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted Holders” means, collectively, Marubeni Corporation, its Affiliates and any Person who, at any time, is the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer or any Secretary or other executive officer of the Borrower or any Subsidiary of the Borrower at such time. “Permitted Investments” means (a) any Investment in the Borrower or any Subsidiary; (b) any Investment in cash and Cash Equivalents;

-27- (c) any Investment by the Borrower or any Subsidiary of the Borrower in a Person if as a result of such Investment: (1) such Person becomes a Subsidiary; or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Subsidiary; (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with any disposition of assets; (e) any Investment existing on the Original Closing Date; (f) advances to employees not in excess of $5.0 million outstanding at any one time, in the aggregate; (g) any Investment acquired by the Borrower or any Subsidiary: (1) in exchange for any other Investment or accounts receivable held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower of such other Investment or accounts receivable; or (2) as a result of a foreclosure by the Borrower or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) any Investments in Hedging Obligations entered into in the ordinary course of business; (i) loans to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (j) any Investment having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed the greater of (x) $200.0 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (k) Investments the payment for which consists of Equity Interests of the Borrower (exclusive of Disqualified Stock); (l) guarantees of Indebtedness permitted under Section 9.4;

-28- (m) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of Section 9.8(ii); (n) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing or similar arrangements; (o) repurchases of Senior Notes; (p) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates; (q) any Investment in a Person (other than the Borrower or a Subsidiary) pursuant to the terms of any agreements in effect on the Original Closing Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded; (r) endorsements for collection or deposit in the ordinary course of business; (s) Investments relating to any special purpose wholly-owned subsidiary of the Borrower organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Borrower, are necessary or advisable to effect such Receivables Facility; (t) Investments in a joint venture, when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed the greater of (x) $200.0 million and (y) 3.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (u) Investments in aviation assets, including debt Investments secured, directly or indirectly, by commercial jet aircraft or related property and including Investments in entities owning, financing or leasing aviation assets, when taken together with all other Investments made pursuant to this clause (u) that are at the time outstanding, not to exceed 25% of Total Assets (with Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). “Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, Bermuda, the Cayman Islands, Switzerland, Ireland, Singapore or the Marshall Islands. “Permitted Liens” means, with respect to any Person:

-29- (1) Liens existing on the A&R Closing Date; (2) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Subsidiary; (3) Liens on property at the time the Borrower or a Subsidiary acquired the property, including any acquisition by means of an amalgamation or a merger or consolidation with or into the Borrower or any Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the issuer or any Subsidiary; (4) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or another Subsidiary permitted to be incurred in accordance with Section 9.4; (5) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (6) Liens in favor of the Borrower or any Guarantor; (7) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (1), (2), (3), (4), (6) and (12); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (3), (4), (6) and (12) at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Lenders than the original Liens and the related Indebtedness; (8) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering

-30- deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (9) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (10) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business; (11) [reserved]; (12) other Liens securing Indebtedness permitted to be incurred, provided that at the time such Indebtedness is incurred (or in the case of unsecured Indebtedness that is subsequently secured by Liens, at the time such Indebtedness becomes secured) the Unencumbered Asset Ratio as of the most recently ended Fiscal Quarter of the Borrower is not less than 1.25 to 1.00 (except that (i) cash and Cash Equivalents” and Indebtedness shall be measured on the applicable date of determination on a pro forma basis, (ii) any Aircraft acquired subsequent to such date may, at the option of the Borrower, be included in the determination of the Unencumbered Assets valued as of the date of acquisition and as determined by the Borrower in good faith and (iii) if the outstanding amount of Indebtedness on the applicable date of determination has been reduced since the end of the applicable quarter with the proceeds of any sale or other disposition of Aircraft, the book value of such Aircraft sold or otherwise disposed of shall be excluded); and (13) any Lien securing obligations other than obligations under any Indebtedness for borrowed money or any Capitalized Lease Obligations of the Borrower or any Guarantor For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Borrower may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Borrower may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

-31- “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Pricing Level Adjustment” means, for purposes of determining the Applicable Commitment Fee and the Applicable Margin, (a) if there is only one Public Debt Rating established by S&P, Moody’s or Fitch with respect to the Borrower, the Applicable Margin and Applicable Commitment Fee shall be determined with reference to such Public Debt Rating, (b) if the Public Debt Rating established by S&P, Moody’s or Fitch shall fall within different pricing levels, the Applicable Margin and Applicable Commitment Fee shall be determined by either (i) the Public Debt Rating which is the consensus majority of such Public Debt Ratings or (ii) in the event of a different Public Debt Rating from each of S&P, Moody’s and Fitch, the Public Debt Rating which is neither the highest nor lowest of such Public Debt Ratings but rather the Public Debt Rating between the higher and lower of such Public Debt Ratings, (c) if the Borrower has a Public Debt Rating by only two of S&P, Moody’s and Fitch, the Applicable Margin and Applicable Commitment Fee shall be determined by either (i) the equivalent Public Debt Rating of the two of S&P, Moody’s and Fitch that have established a Public Debt Rating for the Borrower, or (ii) in the event of a different Public Debt Rating, (x) the higher of such Public Debt Rating, provided, however, the lower of such Public Debt Rating shall be no greater than one level below the higher of such Public Debt Rating or (y) in the event the lower of such Public Debt Rating is greater than one level below the higher of such Public Debt Rating, the Applicable Margin and Applicable Commitment Fee shall be determined based on the Public Debt Rating which is one level above the lower of such Public Debt Rating. Notwithstanding the foregoing, however, if the Public Debt Rating from either S&P or Fitch (each, a “Specified Ratings Agency”) is BBB- or better and at such time the Public Debt Rating from the other Specified Ratings Agency is not lower than BB+, the Public Debt Rating from Moody's shall no longer be applicable for purposes of determining the Applicable Margin and Applicable Commitment Fee, and the Applicable Margin and Applicable Commitment Fee will be based solely on the Public Debt Rating from the Specified Rating Agencies in accordance with this definition. If the Public Debt Rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which it is first announced by S&P, Moody’s or Fitch, as applicable, and if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and Applicable Commitment Fee shall be based on Level V. Each change in the Applicable Margin and Applicable Commitment Fee shall apply during the period commencing on the effective date of the applicable change in the Public Debt Rating and ending on the date immediately preceding the effective date of the next such change in the Public Debt Rating. “Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Any change in

-32- the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective. “Principal Office” means the principal office of the Agent presently located at 1615 Brett Road OPS III, New Castle, DE 19720 or such other office and address as the Agent may from time to time designate. Payments shall be made to the account specified as the Agent may from time to time specify in writing. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 12.19. “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors or senior management of the Borrower in good faith. “Quarterly Covenant Compliance Report” has the meaning given such to term in Section 8.1(c). “Rating Agencies” means Fitch, Moody’s and S&P or such other nationally recognized statistical rating agency or agencies as have been selected by the Borrower to substitute for any of the foregoing pursuant to the Recent Indenture. “Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and the Subsidiaries pursuant to which the Borrower and/or any of its Subsidiaries sells its accounts receivable to a Person that is not a Subsidiary. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Receivables Facility. “Recent Indenture” means the Indenture, dated as of July 18, 2023, between the Borrower and Computershare Trust Company, N.A., as trustee, as may be amended, supplemented, or otherwise modified from time to time.

-33- “Refunding Capital Stock” means any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Borrower (other than any Disqualified Stock). “Regulation A” means a Regulation A circular issued by such Federal Reserve Bank. “Regulation D” means Regulation D of the Board as the same may be amended or supplemented from time to time. “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Subsidiary in exchange for assets transferred by the Borrower or a Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary. “Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived by the PBGC. “Required Lenders” means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the “Credit Exposure” of each Lender shall be equal at all times to the amount of its Revolving Credit Commitment; provided that, for the purpose of this definition only, if any Lender shall have become a Defaulting Lender (subject to Section 2.13(b)), the Revolving Credit Commitment of such Defaulting Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Defaulting Lender’s Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Loan to the extent it covers such failure. “Requirement of Law” means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, other official administrative guidance or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

-34- “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” has the meaning given to such term in Section 9.14. “Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Exhibit A, as such commitment may be (a) reduced from time to time pursuant to Sections 2.3 and 2.7 and (b) reduced or increased from time to time pursuant to Section 2.7 and pursuant to assignments by or to such Lender pursuant to Section 12.1. “Revolving Credit Facility” means the facility described in Articles II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment. “Revolving Credit Outstandings” means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding. “Revolving Credit Termination Date” means the earliest of (i) the Stated Termination Date for the applicable Revolving Credit Commitments, (ii) the date of termination of Lenders’ obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon and reduce the Total Revolving Credit Commitment to zero pursuant to Section 2.7; provided that, if the Revolving Credit Termination Date is not a Business Day, such date shall be the immediately preceding Business Day. “Revolving Loan” or “Revolving Loans” means any borrowing pursuant to a Loan under the Revolving Credit Facility in accordance with Article II. “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto. “Sanctions Compliance” means that neither the Borrower, any of the Subsidiaries, nor any of their respective directors and officers nor, to the knowledge of the Borrower, any agent, employee or Affiliate of the Borrower or any of the Subsidiaries is a Person that is the subject of any of the sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, and the U.S. Department of State, as well as the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively “Sanctions”), nor is the Borrower located in, organized in, resident of, or doing business or conducting transactions with the government of, or persons within, a country or territory that is the subject of Sanctions; and the Borrower will not directly, or to the knowledge of the Borrower, indirectly, use the proceeds from the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any Person

-35- (including any Person participating in the transaction, whether as Lender, Agent or otherwise) of Sanctions. “Second Restatement Date” means March 31, 2014. “Securities Act” means the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. “Senior Notes” means any senior notes issued pursuant to an Indenture (including any supplemental indenture thereto). “Seventh Restatement Date” means February 8, 2024. “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the A&R Closing Date. “Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the A&R Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto. “Single Employer Plan” means any Employee Benefit Plan covered by Title IV of ERISA which is not a Multiemployer Plan. “Sixth Restatement Date” means April 26, 2021. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”. “Solvent” means, when used with respect to any Person, that at the time of determination: (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; (ii) it is then able and expects to be able to pay its debts as they mature;

-36- (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and (iv) with respect to any Person incorporated in Ireland, such Person is not “unable to pay its debts” as that phrase is defined under Irish law in Section 214 of the Companies Act 1963 and Section 2(3) of the Companies (Amendment) Act 1990. “Stated Termination Date” means February 8, 2028. “Subordinated Indebtedness” means with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Loans. “Subsidiary” means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Supported QFC” has the meaning assigned to it in Section 9.18. “Taxes” means all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government

-37- Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Adjustment” means a percentage equal to 0.10% per annum. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Event” means: (i) a Reportable Event; or (ii) the termination of a Single Employer Plan or the filing of a notice of intent to terminate a Single Employer Plan; or (iii) the institution of proceedings to terminate a Single Employer Plan by the PBGC; or (iv) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (v) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA in favor of the PBGC or an Employee Benefit Plan; or (vi) any event or condition which

-38- results in the Insolvency of a Multiemployer Plan; or (vii) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA. “Test Period” means a period of four (4) consecutive Fiscal Quarters. “Third Restatement Date” means March 28, 2016. “Total Assets” means the total assets of the Borrower and the Subsidiaries, as shown on the most recent balance sheet of the Borrower for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made. “Total Revolving Credit Commitment” means a principal amount equal to $1,000,000,000, as may be reduced from time to time in accordance with Section 2.7 or increased from time to time in accordance with Section 2.7. “Type” means any type of Loan (i.e., a Base Rate Loan or a SOFR Loan). “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.19. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unencumbered Aircraft” means (a) each Aircraft of the Borrower or any Subsidiary which is owned entirely by the Borrower and/or a Subsidiary and listed on Schedule 1.1A hereto, as such schedule may be amended, restated or otherwise modified from time to time pursuant to the delivery of the Quarterly Covenant Compliance Report and (b) neither such Aircraft, nor, in the case such Aircraft is owned by the Borrower or a Subsidiary, any Equity Interest in such Subsidiary, is subject to any Lien that secures any Indebtedness of the Borrower or such Subsidiary.

-39- “Unencumbered Asset Ratio” means, as of any date of determination for the Borrower and its Subsidiaries calculated on a consolidated basis, without duplication, the ratio of (a) the sum of (i) the net book value (as determined by the Borrower in accordance with GAAP) of all Unencumbered Aircraft, plus (ii) unrestricted cash and Cash Equivalents to (b) Consolidated Total Debt that is not secured by a Lien over any assets of the Borrower and/or its Subsidiaries. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing: (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by (2) the sum of all such payments. “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-in Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-in Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-in Legislation that are related to or ancillary to any of those powers. 1.2. Rules of Interpretation. (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a consistent basis. (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

-40- (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement. (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require. (e) When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof’ and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof. (f) References to “including” mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned. (g) All dates and times of day specified herein shall refer to such dates and times in New York, New York. (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto. (i) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions. (j) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents. (k) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

-41- 1.3. Effect of Restatement. Except as set forth in this Section 1.3, all accrued and unpaid amounts (including interest and fees owing by the Borrower to any Person under the Existing Credit Agreement) that have not been paid to such Persons on or prior to the A&R Closing Date shall continue as accrued and unpaid amounts hereunder on the A&R Closing Date and shall be payable on the dates such amounts would have been payable pursuant to the Existing Credit Agreement (except as any such date is modified hereby) and, from and after the A&R Closing Date, interest, fees and other amounts shall accrue as provided under this Agreement. This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement and, on the A&R Closing Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement. For purposes of determining compliance with any covenant that limits the maximum Dollar amount of any Investment, Restricted Payment, Indebtedness, Lien or disposition, all utilization of the “baskets” contained herein from and after the Original Closing Date and prior to the A&R Closing Date shall be taken into account (in addition to any utilization of such “baskets” from and after the A&R Closing Date). Following the A&R Closing Date, the Revolving Credit Commitments under the Existing Credit Agreement shall no longer be in effect and thereafter only Revolving Credit Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof. 1.4. Rates. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

-42- ARTICLE II THE REVOLVING CREDIT FACILITY 2.1. Revolving Loans. (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower under the Revolving Credit Facility in Dollars from time to time from the A&R Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender’s Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Loans as a result of an Event of Default; and provided, further, that immediately after giving effect to each such Loan the amount of Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the A&R Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (1) no Revolving Loan that is a SOFR Loan shall be made which has an Interest Period that extends beyond the earliest Stated Termination Date applicable to any Revolving Credit Commitments as provided in the definition of “Interest Period” and (2) each Revolving Loan that is a SOFR Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5. (b) Amounts. Each Revolving Loan hereunder and each Conversion under Section 2.8 shall be in an amount of at least $500,000. (c) Procedures. An Authorized Representative shall give the Agent (i) at least three (3) U.S. Government Securities Business Days’ irrevocable written notice of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Revolving Loan (which shall be borrowed as a SOFR Loan) prior to 10:30 A.M. (New York City time), (ii) at least three (3) U.S. Government Securities Business Days’ irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a SOFR Loan prior to 10:30 A.M. (New York City time), (iii) at least one (1) Business Day’s irrevocable written notice of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Revolving Loan (which shall be borrowed as a Base Rate Loan) prior to 10:30 A.M. (New York City time) and (iv) at least three (3) U.S. Government Securities Business Days’ irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a Base Rate Loan prior to 10:30 A.M. (New York City time). Each such notice shall specify the amount of the borrowing, the date of borrowing or Conversion (as applicable), type of Revolving Loan (Base Rate or a SOFR Loan), the date of borrowing and, if a SOFR Loan, the Interest Period to be used in the computation of interest.

-43- (d) Promptly (and, to the extent feasible, not later than 2:00 P.M. (New York City time)) on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender’s Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof as shall be directed in the applicable Borrowing Notice by an Authorized Representative and reasonably acceptable to the Agent. (e) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with Section 2.8. SOFR Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time SOFR Loans for the Borrower having more than two (2) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period by the time prescribed by Section 2.8, the Borrower shall be deemed to have elected for any SOFR Loan an Interest Period of one month. 2.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Adjusted Term SOFR rate for SOFR Loans, as designated by the Authorized Representative pursuant to Section 2.1, plus, in each case, the Applicable Margin; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest during such period at the Default Rate. (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed, provided that interest for Base Rate Loans based on the Prime Rate are calculated on the basis of a year of 365 days. Interest on each Loan shall be paid (x) in the case of Base Rate Loans, quarterly in arrears on the tenth (10th) calendar day of each January, April, July and October (or, if such day is not a Business Day, on the next succeeding Business Day) and, in the case of SOFR Loans, on the last day of each Interest Period or every 90 days for any Interest Period greater than 90 days, (y) upon payment or prepayment of the principal amount of any Loan or any portion thereof, on the amount so paid or prepaid and (z) at the Revolving Credit Termination Date. 2.3. Payment of Principal. (a) Scheduled Repayment; Voluntary Prepayments. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Stated Termination Date, or earlier as specifically provided herein. The Borrower may

-44- prepay the outstanding principal amount of any Loan, in whole or in part, (i) in the case of Base Rate Loans, upon notice given to the Agent not later than 1:00 P.M. (New York City time) on the date of payment and (ii) in the case of SOFR Loans, upon three (3) U.S. Government Securities Business Days’ notice to the Agent. All such prepayments must be accompanied by accrued interest up to, and including, the date of such prepayment and any compensation due under Section 5.5 hereof. (b) Mandatory Prepayments and Commitment Reductions. (i) Reserved (ii) If a Change of Control occurs, the Borrower shall prepay the entire principal amount of the Loans on or prior to the date which is ninety (90) days after the date of such Change of Control and the Total Revolving Credit Commitments shall be permanently reduced to $0. (iii) The Borrower shall notify the Agent in writing of any mandatory prepayment of Loans and corresponding reduction of the Total Revolving Credit Commitments required to be made pursuant to clauses (i) through (ii) of this Section 2.3(b) at least three (3) U.S. Government Securities Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Agent will promptly notify each Lender of the contents of any such prepayment notice and of such Lender’s pro rata share of the prepayment. Any Lender (a “Declining Lender”, and any Lender which is not a Declining Lender, an “Accepting Lender”) may elect, by delivering not less than two (2) Business Days prior to the proposed prepayment date, a written notice (such notice, a “Rejection Notice”) that any mandatory prepayment otherwise required to be made with respect to the Loans held by such Lender pursuant to clause (i) of this Section 2.3(b) not be made, in which event the portion of such prepayment or commitment reduction which would otherwise have been applied to the Loans of the Declining Lenders shall instead be retained by the Borrower. If a Lender fails to deliver a Rejection Notice within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. (iv) If for any reason the aggregate amount of Loans outstanding at any time exceeds the aggregate Total Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Loans in an aggregate amount equal to such excess. 2.4. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. (New York City time) (or, solely with respect to a prepayment of Base Rate Loans, 1:00 P.M. (New York City time)) on the date such payment is due.

-45- (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. (New York City time) (or, solely with respect to a prepayment of Base Rate Loans, 1:00 P.M. (New York City time)) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any nonconforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable. (c) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (a) of the definition of “Interest Period”; provided that interest shall continue to accrue during the period of any such extension and provided, further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date. (d) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon. 2.5. Notes. At the request of any Lender, Revolving Loans made by such Lender shall be evidenced by a Note payable to such Lender or its registered assigns in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment and shall be duly completed, executed and delivered by the Borrower. 2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans (including in connection with any reduction of Revolving Credit Commitments described under Section 2.7) and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower. 2.7. Reductions; Increases. (a) The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) U.S. Government Securities Business Days’ written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each

-46- Lender, within one (1) Business Day of receipt of such notice, electronic transmission, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $500,000 or such greater amount which is in an integral multiple of $500,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any SOFR Loan other than on the last day of the Interest Period of such SOFR Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5. Any reduction of the Total Revolving Credit Commitment shall be applied pro rata to the respective Revolving Credit Commitments of the Lenders. (b) The Borrower shall, by notice from an Authorized Representative (a “Increased Commitment Notice”), have the right from time to time upon not less than three (3) Business Days’ written notice to the Agent, to increase the Total Revolving Credit Commitment (any such increase, the “Increased Commitments”) in a minimum amount of $500,000 or such greater amount that is an integral multiple of $500,000, up to a maximum amount equal to the difference between $1,200,000,000 and the Total Revolving Credit Commitment as of the date prior to the making of such Increased Commitments. Each Increased Commitment Notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Increased Commitments shall be effective, which shall be a Business Day and (ii) the identity of each existing Lender (each, an “Increasing Lender”) and each other Person that is not an existing Lender that is an Eligible Assignee (each, a “New Lender”) to whom the Borrower proposes any portion of such Increased Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Increased Commitments may elect or decline, in its sole discretion, to provide such Increased Commitments. Such Increased Commitments shall be effected pursuant to one or more accession agreements executed and delivered by the Borrower, each New Lender and Increasing Lender (as applicable) and the Agent; provided that no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Increased Commitments. The Increased Commitments shall be on the same terms and subject to the same conditions as the existing commitments. On any Increased Amount Date on which Increased Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, and notwithstanding any other provision herein to the contrary, if as of the Increased Amount Date prior to giving effect to the Increased Commitments any Revolving Credit Outstandings exist, the Borrower shall borrow from the New Lenders and Increasing Lenders an amount of new Loans that will be applied to prepay the outstanding Loans of the existing Lenders so that after giving pro forma effect to the Increased Commitments, such Loans and such prepayments, each Lender holds an equal pro rata share of the Revolving Credit Outstandings; provided that the Borrower shall make any payment due to any Lender under Section 5.5. in connection therewith. 2.8. Conversions and Elections of Subsequent Interest Periods.

-47- Subject to the limitations set forth below and in Article V, the Borrower may: (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. (New York City time) on any Business Day, (x) Convert all or a part of SOFR Loans to Base Rate Loans on the last day of the Interest Period for such SOFR Loans or (y) Continue all of any outstanding borrowing of SOFR Loans; and (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. (New York City time) three (3) U.S. Government Securities Business Days prior to the date of such Conversion, Convert Base Rate Loans to SOFR Loan on any Business Day. Each election and Conversion or Continuation pursuant to this Section 2.8 shall be subject to the limitations on SOFR Loans set forth in the definition of “Interest Period” herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of Conversion or Conversion prior to 3:00 P.M. (New York City time) on the day such notice of election, Conversion or Continuation is received. All such Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders. 2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment that shall be available to the Borrower as Loans shall be reduced by the aggregate amount of Revolving Credit Outstandings. 2.10. Fees. The Borrower shall pay (i) the fees separately agreed to by the Borrower and the Agent on the dates separately specified and (ii) a commitment fee for the period from and including the A&R Closing Date to the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee on the average daily amount of the available unused Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on each Fee Payment Date, commencing on the first such date to occur after the A&R Closing Date. All computations of fees shall be made on the basis of a 360-day year and actual days elapsed. 2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender’s obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion and in its capacity as a Lender, but shall not be obligated to, advance all or any portion of such amount or amounts (each, a “deficiency advance”) and shall thereafter be entitled to payments of principal

-48- of and interest on such deficiency advance in the same manner and at the same interest rate or rates as if it had originally made such Loan; provided that (i) such Defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be to the Agent as a Lender in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. 2.12. Use of Proceeds. The proceeds of each Loan made pursuant to the Revolving Credit Facility hereunder shall be used for working capital and other general corporate purposes. 2.13. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. (ii) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided

-49- that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the Revolving Credit Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments under the Revolving Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE III [RESERVED] ARTICLE IV [RESERVED] ARTICLE V CHANGE IN CIRCUMSTANCES 5.1. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to Original Closing Date, with respect to each Lender hereunder on the Original Closing Date, or such later date that such Lender became a Lender hereunder, with respect to any other Lender:

-50- (i) shall impose, modify or hold applicable any reserve (including, pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement with respect to eurocurrency funding, (currently referred to as “Eurocurrency liabilities in Regulation D)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted Term SOFR rate; or (ii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost (other than a Tax) to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining SOFR Loans, or to reduce any amount receivable hereunder in respect thereof (other than by reason of any Tax), then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender (on an after-tax basis) for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Closing Date, with respect to each Lender hereunder on the Original Closing Date, or such later date that such Lender became a Lender hereunder, with respect to any other Lender, shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation (on an after-tax basis) for such reduction. (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge occurring after the Original Closing Date, with respect to each Lender hereunder on the Original Closing Date, or such later date that such Lender became a Lender hereunder, with respect to any other Lender, which will entitle a Lender to compensation pursuant to this Section 5.1, and such Lender shall, upon written request by the Borrower, designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this

-51- Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (d) For purposes of this Section 5.1, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted subsequent to the Original Closing Date (or the First Restatement Date, with respect to any Lender that became a Lender on the First Restatement Date, or the Second Restatement Date, with respect to any Lender that became a Lender on the Second Restatement Date, or the Third Restatement Date, with respect to any Lender that became a Lender on the Third Restatement Date, or the Fourth Restatement Date, with respect to any Lender that became a Lender on the Fourth Restatement Date, or the Fifth Restatement Date, with respect to any Lender that became a Lender on the Fifth Restatement Date, or the Sixth Restatement Date, with respect to any Lender that became a Lender on the Sixth Restatement State, or the A&R Closing Date, with respect to any Lender that became a Lender on the A&R Closing Date), regardless of the date enacted or adopted and (b) the adoption of the risk-based capital adequacy framework commonly known as Basel III shall be deemed to have occurred subsequent to the Original Closing Date (or the First Restatement Date, with respect to any Lender that became a Lender on the First Restatement Date, or the Second Restatement Date, with respect to any Lender that became a Lender on the Second Restatement Date, or the Third Restatement Date, with respect to any Lender that became a Lender on the Third Restatement Date, or the Fourth Restatement Date, with respect to any Lender that became a Lender on the Fourth Restatement Date, or the Fifth Restatement Date, with respect to any Lender that became a Lender on the Fifth Restatement Date, or the Sixth Restatement Date, with respect to any Lender that became a Lender on the Sixth Restatement State, or the A&R Closing Date, with respect to any Lender that became a Lender on the A&R Closing Date) regardless of when adopted. 5.2. Inability to Determine Rates and Benchmark Replacement Setting. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 5.2, if prior to the commencement of any Interest Period for any SOFR Loan: (i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent,

-52- then, in each case, the Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.5. Subject to this Section 5.2, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. (c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

-53- (d) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.2(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2. (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been Converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. 5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund

-54- SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue SOFR Loans and to Convert other Types of Loans into SOFR Loans shall be suspended until such time as such Lender may again make, maintain, and fund SOFR Loans (in which case the provisions of Section 5.4 shall be applicable). 5.4. Treatment of Affected Loans. If the obligation of any Lender to make a SOFR Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.2 or 5.3 hereof (Loans of such Type being herein called “Affected Loans” and such Type being herein called the “Affected Type”), such Lender’s Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.2 or 5.3 hereof that gave rise to such Conversion no longer exist: (a) to the extent that such Lender’s Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans; and (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans. If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.2 or 5.3 hereof that gave rise to the Conversion of such Lender’s Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments. 5.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable) incurred by it as a result of: (a) any payment, prepayment, or Conversion of a SOFR Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

-55- (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a SOFR Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement. (c) any applicable breakage costs incurred as a result of any assignment of any SOFR Loan from a Lender to another Lender as a result of a request from the Borrower. 5.6. Taxes. (a) Any and all payments by or on account of any obligation of any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender and the Agent, Taxes imposed on its net income, overall gross receipts, capital or net worth, and any franchise, doing business or similar Taxes imposed on it in lieu of net income taxes, in each case, imposed on such Lender or Agent (as applicable) as a result of a present or former connection between the Agent or such Lender (as applicable) and the jurisdiction of the Governmental Authority imposing such tax (other than any such connection arising solely from the Agent or such Lender (as applicable) having been a party to, executed, delivered or performed its obligations or received a payment under or engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document). If any such non-excluded Taxes (“Indemnified Taxes”) or Other Taxes (as defined below) are required to be withheld by the applicable withholding agent from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 5.6) such Lender (or, in the case of an amount paid to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the applicable withholding agent shall furnish to the Agent (in a reasonably prompt manner), at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably acceptable to such Lender or the Agent; provided however, that no Credit Party shall be required to increase such amounts payable to any Lender with respect to any Taxes that are (i) attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) imposed pursuant to FATCA. (b) In addition, the Borrower agrees to timely pay any and all present or future stamp, documentary or other similar excise or property Taxes which arise from any payment made under any Loan Document or from the execution, performance, registration, delivery or enforcement of this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

-56- (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes are correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered by any Lender (or by the Agent, on its own behalf or on behalf of a Lender) shall be conclusive absent manifest error. (d) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent, shall provide the Borrower and the Agent with documentation that would enable payments to be made to such Person without backup withholding (i.e., an Internal Revenue Service Form W-9, or successor form, certifying an exemption from backup withholding or the applicable Internal Revenue Service Form W-8, or successor form, certifying non U.S. status). In addition, each Lender and the Agent agrees that it will (i) take all actions reasonably requested by the Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (ii) otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 5.6; provided, however, that in each case, any out-of-pocket cost relating to such action or cooperation requested by the Borrower shall be borne by the Borrower and no Lender shall be required to deliver any documentation that is not legally eligible to deliver or take any action that it determines in its sole good faith discretion, may be adverse in any non de minimis respect to it and not indemnified to its satisfaction. (e) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to any payments under this Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally eligible to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the economic, legal or regulatory position of such Lender. (f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether

-57- such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment; provided that no Lender shall be required to deliver any documentation pursuant to this Section 5.6(f) that it is not legally eligible to deliver (g) Within thirty (30) days after the date of any payment of Taxes by any Credit Party, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment or other evidence of such payment as is reasonably acceptable to the Agent. (h) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender. (i) If the Agent or any Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.6, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any net increase in Taxes imposed on such Person by reason of such refund and the payment by such Person pursuant to this sentence) of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. (j) Upon Borrower’s timely written request, the Lender shall, in good faith, with due diligence, and at the Borrower’s expense, contest the validity, applicability or amount of any Indemnified Taxes or Other Taxes for which Borrower is responsible under this Section 5.6 by, in such Lender’s sole discretion after consultation with Borrower, (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, or (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided that (y) the Lender will not be required to take any action hereunder which, in its sole discretion, would cause the Lender to suffer a material economic, legal or regulatory disadvantage, and (z) Borrower agrees to pay and shall timely pay on written demand to such Lender all reasonable costs and expenses that such Lender actually incurs in connection with and reasonably allocable to contesting such claim (including reasonable legal and accounting fees, penalties, interest, and additions to tax).

-58- (k) Without prejudice to the survival of any other agreement of the Credit Parties under the Loan Documents, the agreements and obligations of each Credit Party contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments, any assignment of rights by, or the replacement of, a Lender, and the payment in full of the Loans. (l) Each Lender hereby authorizes the Agent to deliver to the Credit Parties and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.6. 5.7. Adjusted Term SOFR Conforming Changes. In connection with the use or administration of Adjusted Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Term SOFR. ARTICLE VI CONDITIONS TO MAKING LOANS 6.1. Conditions of A&R Closing Date. (a) The effectiveness of this Agreement is subject to the prior or concurrent satisfaction or waiver (in accordance with Section 12.6) of each of the conditions precedent set forth in this Section 6.1. For the limited purpose of this Section 6.1, the phrases “shall have received”, “shall have approved”, “shall have demonstrated”, “shall have delivered” and similar phrases contemplating that future performances were required shall be construed as being performed or waived (in accordance with Section 12.6) as of the A&R Closing Date. (b) The Agent shall have received, as of the A&R Closing Date, in form and substance satisfactory to the Agent and Lenders, the following: (i) executed originals of each of this Agreement, the Notes (if applicable), and the other initial Loan Documents, together with all schedules and exhibits thereto; (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (i) special counsel to the Borrower dated the A&R Closing Date (including opinions of New York and Bermuda counsel), addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-1 and Exhibit G-2 or otherwise reasonably satisfactory to special counsel to the Agent and (ii) Chris Beers, Chief Legal Officer of the Borrower,

-59- substantially in the form of Exhibit G-3 or otherwise reasonably satisfactory to special counsel to the Agent; (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower (or an extract thereof), certified by its secretary or assistant secretary as of the A&R Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof; (iv) specimen signatures of officers of the Borrower executing the Loan Documents on behalf of such party, certified by the secretary or assistant secretary of the Borrower; (v) the Organizational Documents of the Borrower certified by the secretary or assistant secretary of the Borrower; (vi) a certificate issued as of a recent date by or on behalf comparable of the Ministry of Finance or comparable officials of the jurisdiction of formation of the Borrower as to the due existence and good standing of the Borrower; (vii) notice of appointment of the initial Authorized Representative(s); (viii) a certificate signed by a Chief Financial Officer of the Borrower attesting to the Solvency of the Borrower after giving pro forma effect to the entry into this Agreement in form and substance reasonably satisfactory to the Agent; (ix) at the A&R Closing Date, no Default or Event of Default specified in Article X shall have occurred and be continuing; (x) evidence that any fees payable by the Borrower on the A&R Closing Date to the Agent and the Lenders; (xi) all documentation and other information about the Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as is requested in writing by the Agent at least ten (10) days prior to the A&R Closing Date; and (xii) The Agent shall have received, at least three (3) Business Days prior to the A&R Closing Date, a Beneficial Ownership Certification in relation to the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and is not subject to any exemption thereunder, to the extent requested in writing not less than ten (10) Business Days prior to the A&R Closing Date. 6.2. Conditions of Revolving Loans. The obligation of the Lenders to make Revolving Loans to the Borrower hereunder on or subsequent to the A&R Closing Date is subject to the conditions precedent that:

-60- (a) each of the conditions to making the Revolving Credit Facility available to the Borrower, as set forth in Section 6.1, shall have been satisfied on or prior to the date of such Loan; (b) the representations and warranties of the Borrower set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date; (c) the Agent shall have received a Borrowing Notice as required by Section 2.1(c); (d) at the time of (and after giving effect to) such Loan, no Default or Event of Default specified in Article X shall have occurred and be continuing; and (e) immediately after giving effect to the such Loan: (i) the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender’s Revolving Credit Commitment; (ii) the Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment. ARTICLE VII REPRESENTATIONS AND WARRANTIES Each of the Borrower and each Guarantor (if any) represents and warrants with respect to itself and its respective Subsidiaries (if any) (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans) that: 7.1. Organization and Authority. (a) Each of the Borrower, each Guarantor (if any) and each Subsidiary is a company, corporation, partnership or limited liability company duly organized or incorporated and validly existing under the laws of the jurisdiction of its formation or incorporation; (b) Each of the Borrower, each Guarantor (if any) and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

-61- (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform each of the other Loan Documents to which it is a party; (d) Each Guarantor (if any) has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party; and (e) When executed and delivered, each of the Loan Documents to which the Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Guarantor (as the case may be), enforceable against the Borrower or such Guarantor (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity). 7.2. Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party: (a) have been duly authorized by all requisite Organizational Action of such Credit Party (as the case may be) required for the lawful execution, delivery and performance thereof; (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or their respective properties or (iii) the Organizational Documents of such Credit Party; (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and (d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary. 7.3. Solvency. At the time of each Loan to the Borrower, the Borrower and each Guarantor (if any) is Solvent after giving effect to the transactions contemplated by the Loan Documents. 7.4. Use of Proceeds. The proceeds of each Loan made pursuant to the Revolving Credit Facility hereunder shall be used as described under Section 2.12.

-62- 7.5. Financial Condition. The audited consolidated financial statements of the Borrower and its Subsidiaries dated February 28, 2023, copies of which have been furnished to each Lender on or before the A&R Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither the Borrower nor any of its Subsidiaries had, to the knowledge of the Borrower, as at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long term lease, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the Borrower or the Borrower, has any reasonable likelihood of resulting in a material cost or loss. Since February 28, 2023 there has been no development or event which has had a Material Adverse Effect. 7.6. Anti-Corruption and Sanctions. The Borrower and its Subsidiaries observe and conform to FCPA Compliance and Sanctions Compliance. 7.7. Title to Properties. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no Liens of any kind except Permitted Liens. 7.8. Taxes. Except as set forth in Schedule 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state, local and foreign Tax returns in each case that are required to be filed by it and that, the failure to file, would reasonably be expected to have a Material Adverse Effect (individually or in the aggregate) and, except for Taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves in accordance with GAAP reflected in the financial statements most recently delivered pursuant to Section 8.1(a) and satisfactory to the Borrower’s independent certified public accountants have been established, have paid or caused to be paid all Taxes (whether or not shown on said returns or on any assessment received by it), to the extent that such Taxes have become due. 7.9. Other Agreements. The Borrower and any Guarantor (if any):

-63- (i) is not a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or (ii) is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or such Guarantor is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect. 7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Guarantor or affecting any such Person or any properties or rights of any such Person, which could reasonably be likely to have a Material Adverse Effect. 7.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. 7.12. Investment Company. No Credit Party is an “investment company”, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the A&R Closing Date. 7.13. Patents, Etc. The Borrower and each Guarantor (if any) owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret,

-64- trade name, copyright, other proprietary right of any other Person except as could not reasonably be likely to have a Material Adverse Effect. 7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any written statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading. 7.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship among the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be. 7.16. Employee Benefit Plans. (a) Neither the Borrower nor any ERISA Affiliate has (i) failed to make any contribution required by Section 430 of the Code or Section 303 of ERISA by its due date with respect to any Single Employer Plan, whether or not waived, or failed to make any required contribution to a Multiemployer Plan during the six-year period prior to the date on which this representation is made or deemed made or (ii) any other liability to the PBGC which remains outstanding, in each case described in clause (i) or (ii) above, in an amount that would be reasonably likely to have a Material Adverse Effect; (b) No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan that, in each case, could be reasonably expected to have a Material Adverse Effect; and (c) The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for

-65- each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount. 7.17. No Default. As of the A&R Closing Date, there does not exist any Default or Event of Default hereunder. 7.18. Environmental Laws. Except as listed on Schedule 7.18, the Borrower and each Guarantor (if any) is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 7.18, neither the Borrower nor any Guarantor (if any) has been notified of any pending or threatened action, suit, proceeding or investigation, and the Borrower nor any Guarantor (if any) is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Guarantor (if any) with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower’s or any Guarantor’s (if any) business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Guarantor (if any) to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law. 7.19. Withholding Taxes. The Borrower, to its knowledge, as of the date of this Agreement is not required to withhold or deduct any Taxes imposed by any Governmental Authority on any payments hereunder or under any other Loan Document. 7.20. Affected Financial Institution. No Credit Party is an Affected Financial Institution. ARTICLE VIII AFFIRMATIVE COVENANTS Unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary (if any), to: 8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each Lender audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the relating audited consolidated statements of income, changes in

-66- stockholders’ (or members’) equity and cash flows, and the respective notes thereto (if any), for such Fiscal Year, setting forth comparative financial statements for the preceding year (if applicable), reported on by Ernst &Young LLP or other independent certified public accountants of nationally recognized standing all prepared in accordance with GAAP, accompanied by a certificate of an Authorized Representative, which certificate shall be in the form of Exhibit H and accompanied by an unaudited reconciliation that explains in reasonable detail the differences between the financial information relating to the Borrower and its Subsidiaries, on the one hand, and the financial information of the Borrower and its Subsidiaries on a standalone basis, on the other hand; provided that the Borrower shall be deemed to have satisfied its delivery obligations with respect to the above financial statements and unaudited reconciliation (but not the certificate referred to above) if the full text of such financial statements and unaudited reconciliation have been posted to and are generally available on the Borrower’s website; provided, further, that the comparative financial statements delivered in connection with the Fiscal Year beginning March 1, 2020 and ending February 28, 2021 will be for the comparative period March 1, 2019 to February 29, 2020. (b) As soon as practical and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year), deliver to the Agent and each Lender consolidated income statements of the Borrower and its Subsidiaries prepared in accordance with GAAP, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations for such fiscal period and accompanied by an unaudited reconciliation that explains in reasonable detail the differences between the financial information relating to the Borrower and its Subsidiaries, on the one hand, and the financial information of the Borrower and its Subsidiaries on a standalone basis, on the other hand; provided that the Borrower shall be deemed to have satisfied its delivery obligations with respect to the above financial statements and unaudited reconciliation if the full text of such financial statements and unaudited reconciliation have been posted to and are generally available on the Borrower’s website; (c) Concurrently with any delivery of financial statements under Section 8.1(a) or (b), deliver or cause to be delivered as set forth above a report in form and substance reasonably satisfactory to the Agent which certificate shall be in the form of Exhibit H, stating that the Borrower is in compliance with the covenants and setting forth in reasonable detail the calculations demonstrating such compliance with the covenants and terms hereof and that no Default or Event of Default has occurred and is continuing, in each case as of the end of such month (the “Quarterly Covenant Compliance Report”); (d) Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; provided that the Borrower shall be deemed to have

-67- satisfied its delivery obligations with respect to the above documents if the full text of such documents have been posted to and are generally available on the Borrower’s website; and (e) Promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding the Borrower’s and any Subsidiary’s operations, business affairs and financial condition as the Agent or such Lender may reasonably request. Subject to Section 12.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement. 8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices. 8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which failure to do so would have a Material Adverse Effect. 8.4. Regulations and Taxes. Comply with or contest in good faith all statutes and governmental regulations and timely pay or contest in good faith all Taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a Permitted Lien against any of its properties unless such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 8.5. [RESERVED]. 8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies

-68- and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements. 8.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any corporate book or financial report of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice; provided that upon any Event of Default, such access shall be at any time. 8.8. Observe All Laws. Conform to and duly observe all Requirements of Law and all other valid requirements of any Governmental Authority with respect to the conduct of its business (including, without limitation, FCPA Compliance and Sanctions Compliance) unless, except with respect to FCPA Compliance and Sanctions Compliance, the failure to so conform or observe would not have a Material Adverse Effect. 8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities of which the failure to so obtain and maintain would not have a Material Adverse Effect and as contemplated by the Loan Documents. 8.10. Officer’s Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, or occurrence which is reasonably expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto. 8.11. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against the Borrower or any Subsidiary, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $5,000,000, exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process. 8.12. Notice of Environmental Complaint or Condition.

-69- Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials. 8.13. [RESERVED]. 8.14. [RESERVED]. 8.15. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted. 8.16. Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days after the Borrower knows or has reason to know thereof, give notice to the Agent of (a) the establishment of any Single Employer Plan (which notice shall include a copy of such plan), (b) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 303(j) of ERISA or Section 430(j) of the Code by the due date; (c) the occurrence of a Termination Event with respect to any Single Employer Plan or Multiemployer Plan; and (d) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Multiemployer Plan. 8.17. Public Debt Rating. In each Quarterly Covenant Compliance Report, the Borrower shall notify the Agent of any change in the Public Debt Rating of the Borrower since the last delivered Quarterly Covenant Compliance Report (or in the case of the first such report, since the date hereof). ARTICLE IX NEGATIVE COVENANTS Unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will cause each Subsidiary thereof (if any) not to: 9.1. [RESERVED]. 9.2. [RESERVED].

-70- 9.3. Liens. (i) The Borrower will not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness for borrowed money or any Capitalized Lease Obligations of the Borrower or any Guarantor (the “Initial Lien”) of any kind upon any of its property or assets, now owned or hereafter acquired, except any Initial Lien if (a) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (b) such Initial Lien is a Permitted Lien. (ii) Any Lien created for the benefit of the Lenders pursuant to clause (a) of Section 9.3(i) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. 9.4. Indebtedness. (i) The Borrower will not permit any Non-Guarantor Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower will not permit any Non-Guarantor Subsidiary to issue any shares of Disqualified Stock or preferred stock. (ii) The foregoing limitations will not apply to: (a) [reserved]; (b) [reserved]; (c) Existing Indebtedness of any Non-Guarantor Subsidiary; (d) [reserved]; (e) Indebtedness incurred by any Non-Guarantor Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (f) Indebtedness arising from agreements of a Non-Guarantor Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring

-71- all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; (g) [reserved]; (h) Indebtedness of a Non-Guarantor Subsidiary to the Borrower or another Subsidiary; provided that, any subsequent transfer of any such Indebtedness (except to the Borrower or another Subsidiary) shall be deemed in each case to be an incurrence of such Indebtedness not permitted by this clause (h); (i) shares of preferred stock of a Non-Guarantor Subsidiary issued to the Borrower or a Subsidiary; (j) Hedging Obligations for the purpose of limiting one or more of interest rate, exchange rate or commodity risk; (k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry practice; (l) Indebtedness, Disqualified Stock and preferred stock of any Non- Guarantor Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed $200.0 million; and (m) any guarantee by a Non-Guarantor Subsidiary of Indebtedness of the Borrower or another Subsidiary so long as the incurrence of such Indebtedness incurred by such Non-Guarantor Subsidiary is permitted under the terms of this Agreement; (n) the incurrence by a Non-Guarantor Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the Section 9.4(i) and clause (b) above, this clause (n) and clause (q) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness; (o) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by any Non-Guarantor Subsidiary or amalgamated or merged into a Non- Guarantor Subsidiary in accordance with the terms of this Agreement; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of

-72- such acquisition, amalgamation or merger; provided further that after giving effect to such acquisition, amalgamation or merger, either: (1) the Borrower and the Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; or (2) the Fixed Charge Coverage Ratio is not less than immediately prior to such acquisition, amalgamation or merger (p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence; (q) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock, including any predelivery payment financing, incurred by any Non-Guarantor Subsidiaries, relating to the purchase, lease, acquisition, improvement or modification of any aircraft, engines, spare parts or similar assets, including in the form of financing from aircraft or engine manufacturers or their affiliates and whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as the amount of such indebtedness does not exceed the purchase price of such aircraft and any improvements or modifications thereto and is incurred not later than 270 days after the date of such purchase, lease, acquisition, improvement or modification; (r) Indebtedness of any Non-Guarantor Subsidiary supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit; and (s) Indebtedness of any Non-Guarantor Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business. (iii) For purposes of determining compliance with this Section 9.4, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in Sections 9.14(ii)(a) through (s) or is entitled to be incurred pursuant to Section 9.4(i), the Borrower, in its sole discretion, may classify or reclassify such item of Indebtedness in any manner that complies with this covenant and the Borrower may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 9.14(i) and (ii). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. (iv) For purposes of determining compliance with any U.S. dollar- denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal

-73- amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. (v) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. (vi) The Borrower will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower unless such Indebtedness is expressly subordinated in right of payment to the Loans to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Borrower. (vii) [reserved]. 9.5. [RESERVED]. 9.6. [RESERVED]. 9.7. Merger or Consolidation. (i) The Borrower may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless: (a) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or incorporated or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called the “Successor Company”); (b) the Successor Company, if other than the Borrower, expressly assumes all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to an amendment to this agreement or other documents or instruments in form reasonably satisfactory to the Agent; (c) immediately after such transaction no Default or Event of Default exists;

-74- (d) [reserved]; (e) the Borrower shall have delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such amendment, if any, comply with this Agreement and, if an amendment is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Agreement; and (f) the Successor Company shall have delivered to the Lenders all documentation and other information about the Successor Company required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as is requested in writing by the Agent at least ten (10) days prior to the date on which the Successor Company assumes all the obligations of the Borrower under this Agreement and the other Loan Documents as provided in Section 9.7(b) hereof. Notwithstanding anything provided herein or otherwise, no Lender shall have any obligation to extend credit to a Successor Company if such extension of credit results in a violation of law or regulation. (ii) Notwithstanding the foregoing clause (i), (a) any Subsidiary may consolidate with, amalgamate or merge into or transfer all or part of its properties and assets to the Borrower; and (b) the Borrower may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in any Permitted Jurisdiction. (iii) Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Borrower in accordance with this Section 9.7, the successor Person formed by such consolidation or into which the Borrower, as the case may be, is amalgamated or merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, with the same effect as if such successor Person had been named as the Borrower herein. When a successor Person assumes all obligations of its predecessor hereunder such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations. (iv) For purposes of this covenant, the leasing of aircraft, engines, spare parts or similar assets in the ordinary course of business shall not be considered the leasing of “all or substantially all” of the properties or assets of the Borrower. 9.8. Transactions with Affiliates.

-75- (i) The Borrower will not, and will not permit any Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless: (a) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person as determined by the Board of Directors or senior management of the Borrower in good faith; and (b) the Borrower delivers to the Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above. (ii) The foregoing provisions will not apply to the following: (1) transactions between or among the Borrower and/or any of the Subsidiaries; (2) Restricted Payments permitted by Section 9.14 or the definition of Permitted Investments; (3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary; (4) transactions in which the Borrower or any Subsidiary, as the case may be, delivers to the Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of clause (a) of Section 9.8(i); (5) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, or any Subsidiary which are approved by a majority of the Board of Directors of the Borrower in good faith; (6) any agreement as in effect as of the Original Closing Date, or any amendment or replacement thereto (so long as any such amendment, taken as a whole, is not materially less favorable to the Borrower and its Subsidiaries than the agreement in effect on the Original Closing Date (as determined by the Board of Directors or senior management of the Borrower in good faith));

-76- (7) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Original Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Original Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement, taken as a whole, is not materially less favorable to the Borrower and its Subsidiaries than the agreement in effect on the Original Closing Date (as determined by the Board of Directors or senior management of the Borrower in good faith); (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement; (9) the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to any Affiliate of the Borrower or other customary rights in connection therewith; (10) transactions or payments pursuant to any employee, officer or director compensation or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved in good faith by the Board of Directors or senior management of the Borrower; (11) transactions in the ordinary course with joint ventures in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions, taken as a whole, are not materially less favorable to the Borrower or Subsidiary participating in such joint ventures than they are to other joint venture partners as determined by the Board of Directors in good faith; (12) transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person; (13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (14) services provided by the Borrower or any of its Subsidiaries to its Subsidiaries or Affiliates under an agreement in respect of (A) aircraft, airframe and engines, (B) all parts, including replacement parts, of whatever nature, which are from time to time included within the airframes or engines or owned separately by the Borrower or any of its Subsidiaries (C) aircraft documents, (D) leases to which the Borrower or any of its Subsidiaries is or may from time to time be party with respect to

-77- an aircraft, airframe, engine or part and (E) all securities or other instruments secured directly or indirectly by aircraft, airframe, engines or parts all in the ordinary course of business and consistent with past practice; (15) any transaction where the only consideration paid by the Borrower or any of its Subsidiaries is the issuance of Equity Interests (other than Disqualified Stock); (16) any transaction in which the Borrower delivers to the Agent a copy of a written opinion as to the fairness of such transaction to the Borrower or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; and (17) transactions with a Person solely in its capacity as a holder of Indebtedness of the Borrower or any of its Subsidiaries; provided such transaction is with all holders of such class of Indebtedness (provided the holders of such class includes non- Affiliate holders) and such Person is treated no more favorably than holders of Indebtedness of the Borrower or such Subsidiaries generally as determined by the Board of Directors or management of the Borrower. 9.9. [RESERVED]. 9.10. Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year. 9.11. Change in Control. Cause, suffer or permit to exist or occur any Change of Control unless the Borrower prepays the entire principal amount of the Loans and terminate the Total Revolving Credit Commitments pursuant to Section 2.3(b)(ii), subject to the right of one or more of the Lenders to decline such prepayment pursuant to Section 2.3(b)(iii). 9.12. Guarantees. (i) From and after the A&R Closing Date and prior to the Existing Notes Repayment Date, the Borrower will not cause or permit any of its Subsidiaries (other than a Guarantor), directly or indirectly, to guarantee any Indebtedness with an aggregate principal amount in excess of $100,000,000, of the Borrower or any other Guarantor unless such Subsidiary: (a) within 20 Business Days of the date on which it guarantees Indebtedness of the Borrower or any Guarantor executes and delivers to the Agent a guarantee to which such Subsidiary shall guarantee (each, a “Guarantee”) all of the Borrower’s Obligations and other terms contained in the applicable Guarantee and subject to the conditions contained in such Guarantee; provided that, for the avoidance of doubt, such Guarantee shall include customary keepwell and excluded swap obligation provisions that are satisfactory to the Borrower and the Agent; and

-78- (b) delivers to the Agent an opinion of counsel (which may contain customary exceptions) that such Guarantee has been duly authorized, executed and delivered by such Subsidiary and constitutes legal, valid, binding and enforceable obligation of such Subsidiary. (ii) Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Agreement and other Loan Documents until such Guarantee is released in accordance with the provisions of this Agreement. In the event of a sale or other transfer or disposition of all of the Capital Stock in any Guarantor to any Person that is not an Affiliate of the Borrower in compliance with the terms of this Agreement, or in the event all or substantially all the assets or Capital Stock of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Borrower in compliance with the terms of this Agreement, then, without any further action on the part of the Agent or any Lender, such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Guarantee, as evidenced by agreement, written instrument or confirmation executed by the Agent, upon request. In addition, upon the release or discharge of any guarantee of other Indebtedness which resulted in the creation of a Guarantee (except a discharge or release by or as a result of payment under such guarantee), the Guarantor of such Guarantee shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Guarantee, as evidenced by agreement, written instrument or confirmation executed by the Agent, upon request. The Borrower may cause any other Subsidiary of the Borrower to issue a Guarantee and become a Guarantor. (iii) Each Guarantee by a Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. 9.13. [RESERVED]. 9.14. Restricted Payments. (i) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, for so long as an Event of Default has occurred and is continuing or would occur as a consequence thereof: (a) declare or pay any dividend or make any distribution on account of the Borrower’s or any Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any amalgamation, merger or consolidation other than: (1) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests; or (2) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of

-79- securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any amalgamation, merger or consolidation; (c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition and (y) Indebtedness of the Borrower to a Subsidiary or a Subsidiary to the Borrower or another Subsidiary; or (d) make any Restricted Investment; (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”). (ii) The foregoing provisions will not prohibit: (a) the payment of any dividend, distribution or redemption within 60 days after the date of declaration thereof or call for redemption, if at the date of declaration or call for redemption such payment or redemption would have complied with the provisions of this Agreement; (b) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower, which is incurred in compliance with Section 9.4 so long as: (1) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount, plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium and any tender premiums, defeasance costs or other fees and expenses incurred in connection with the issuance of such new Indebtedness, (2) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity of the Revolving Loans, and

-80- (3) such Indebtedness has a Weighted Average Life to Maturity which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Revolving Loans then outstanding were instead due on such date one year following the maturity date of such Revolving Loans (provided that, in the case of this subclause (3)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Revolving Loans in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness being refunded or refinanced or defeased); (c) [reserved]; (d) [reserved]; (e) [reserved]; (f) [reserved]; (g) repurchases of Equity Interests deemed to occur (i) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or (ii) in connection with the exercise or vesting of stock options or similar instruments to the extent necessary to pay withholding taxes related to such exercise or vesting of stock options or similar instruments; (h) Restricted Payments that are made with Excluded Contributions; (i) [reserved]; (j) Restricted Payments by the Borrower or any Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; (k) the purchase by the Borrower of fractional shares arising out of stock dividends, splits or combinations or business combinations; (l) distributions or payments of Receivables Fees; (m) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness required pursuant to the provisions similar to those contained in Sections 2.3(b)(i) and (ii); and (n) [reserved]. 9.15. [RESERVED].

-81- 9.16. Unencumbered Asset Ratio. Permits the Unencumbered Asset Ratio as of the Original Closing Date and the end of any Fiscal Quarter of the Borrower (beginning with the Fiscal Quarter ending May 31, 2021) to be less than 1.25 to 1.00. 9.17. Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the Original Closing Date and the end of any Fiscal Quarter of the Borrower (beginning with the Fiscal Quarter ending May 31, 2021) to be less than 2.00 to 1.00. 9.18. Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $1,100,000,000. ARTICLE X EVENTS OF DEFAULT AND ACCELERATION 10.1. Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say: (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable pursuant to any provision of Article II, whether at maturity, by acceleration or otherwise; or (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) Business Days after the date on which the same shall be due and payable; or (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.10 or 8.11 hereunder; or (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation in favor of the Agent (acting in any capacity) or any of the Lenders or delivered to the Agent (acting in any capacity) or any of the Lenders in connection with

-82- or pursuant to this Agreement or any of the Obligations, and, if such default (x) is capable of being cured and such default shall continue for 30 or more days or (y) is not capable of being cured then immediately, in each case, after the earlier of receipt of notice of such default to an Authorized Representative from the Agent (acting in any capacity) or an officer of the Borrower becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent (acting in any capacity)), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent (acting in any capacity)); or (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any of its Significant Subsidiaries in the aggregate principal amount of at least $100,000,000, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Hedging Obligation in an aggregate principal amount of at least $100,000,000 may have been issued, created, assumed, guaranteed or secured by the Borrower or any of its Significant Subsidiaries, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any of its Significant Subsidiaries, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i), (ii) or (iii) above shall permit the holder of any such Indebtedness having an aggregate principal amount of at least $100,000,000 (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent (acting in any capacity) or any Lender by or on behalf of the Borrower pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given and, if capable of remedy, such default shall continue for thirty (30) or more days after the earlier of the receipt of notice of such breach to an Authorized Representative from the Agent (acting in such capacity) or an Officer of the Borrower becomes aware of such breach; or (g) if any of the Borrower or any of the Significant Subsidiaries shall be unable to pay its debts generally as they become due; the Borrower or any of the Significant Subsidiaries shall file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, examiner, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

-83- (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, examiner, liquidator or conservator of any of the Borrower or any of the Significant Subsidiaries or of the whole or any substantial part of any such Person’s properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any of the Borrower or any of the Significant Subsidiaries seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any of the Significant Subsidiaries or of the whole or any substantial part of any such Person’s properties, which control is not relinquished within sixty (60) days; or if there is commenced against any of the Borrower or any of the Significant Subsidiaries any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any of the Borrower or any of the Significant Subsidiaries takes any action to indicate its consent to or approval of any such proceeding or petition; or (i) if the Borrower or any of its Significant Subsidiaries shall, other than in the ordinary course of business, suspend all or any part of its operations material to the conduct of its business and its Significant Subsidiaries taken as a whole for a period of more than 60 days; or (j) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by the Borrower or any Subsidiary not to be, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; or (k) failure by the Borrower or any Significant Subsidiary to pay final judgments aggregating in excess of $100,000,000, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or (l) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Employee Benefit Plan, (ii) a failure to meet the minimum funding standard of Section 430 of the Code or Section 303 of ERISA with respect to a Single Employer Plan, a determination that any Single Employer Plan is in “at risk” status (within the meaning of Section 303 of ERISA) is made or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the Borrower or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any

-84- Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to an Employee Benefit Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall continue to exist and not have been cured or waived, (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and (B) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law. 10.2. Agent to Act. In case anyone or more Events of Default shall occur and not have been waived in accordance with Section 12.6, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy. 10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

-85- 10.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion. 10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order: (a) amounts due to the Lenders pursuant to Sections 2.10, 12.5 and 12.9, to be applied ratably in proportion to the respective amounts described in this clause (a) payable to them; (b) payments of interest on Loans, to be applied for the ratable benefit of the Lenders in proportion to the respective amounts described in this clause (b) payable to them; (c) payments of principal of Loans, to be applied for the ratable benefit of the Lenders in proportion to the respective amounts described in this clause (c) payable to them; (d) [reserved]; (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders in proportion to the respective amounts described in this clause (e) payable to them; and (f) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law. ARTICLE XI THE AGENT 11.1. Appointment and Authority. Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither

-86- the Borrower nor any Guarantor, if any, shall have rights as a third party beneficiary of any of such provisions. 11.2. Agent Individually. (a) The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders. (b) Each Lender understands that the Person serving as Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 11.2 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of the Borrower or its Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Agent to the Lenders. (c) Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may

-87- undertake any Activities without further consultation with or notification to any Lender party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account. (d) If the Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (e)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (d) shall be conclusive, absent manifest error. (e) Without limiting immediately preceding clause (d), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in

-88- the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.2(e). (f) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under immediately preceding clause (d) or under the indemnification provisions of this Agreement. (g) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (d), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to the Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous

-89- Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (h) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment. (i) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine (j) Each party’s obligations, agreements and waivers under this Section 11.2(j) shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 11.3. Duties of Agent; Exculpatory Provisions. (a) The Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law. (b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article X or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the

-90- Borrower or any Lender shall have given notice to the Agent describing such Default and such event or events. (c) Neither the Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent. (d) Nothing in this Agreement or any other Loan Document shall require the Agent or any of its Affiliates or representatives to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Affiliates or representatives. (e) In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that, (i) the Lenders each are and have each been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) the Lenders may have conflicting economic interests from time to time. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Lenders with respect to any breach or alleged breach of agency, advisory or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 11.4. Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan, and in the case of a borrowing, such Lender shall not have made available to the Agent such Lender’s ratable portion of such

-91- borrowing. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from (x) the gross negligence or willful misconduct of the Person to be indemnified or (y) the failure by another Lender to comply with such other Lender’s obligations under Sections 11.2(d) through 11.2(g). Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement. 11.6. Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub- agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article XI, Section 12.5 and Section 12.9 (as though such sub- agents were the “Agent” under the Loan Documents) as if set forth in full herein with respect thereto. 11.7. Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lender parties, appoint a successor Agent meeting the qualifications set forth above. The resignation of the retiring Agent shall not be effective until a successor Agent has been appointed; provided that, notwithstanding the foregoing, the retiring Agent may at any time

-92- upon or after the 60th day after the retiring Agent gives notice of its resignation notify the Borrower and the Lender parties that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice; provided further that the retiring Agent has no obligation to appoint, on behalf of the Lender parties, a successor Agent. Upon the resignation effective date the retiring Agent’s resignation shall become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI, Section 12.5 and Section 12.9 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. 11.8. Non-Reliance on Agent and Other Lenders. (a) Each Lender confirms to the Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it. (b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

-93- (i) the financial condition, status and capitalization of the Borrower; (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; (iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and (iv) the adequacy, accuracy and/or completeness of the information delivered by the Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document. 11.9. Withholding. To the extent required by any applicable Law, the Agent may withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by a Credit Party and without limiting or expanding the obligation of the Credit Parties to do so) for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article XI. The agreements in this Article XI shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. 11.10. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or

-94- any of the other Loan Documents, except in its capacity, as applicable, as the Agent or as a Lender hereunder. 11.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, an Agent’s fee as from time to time agreed to by the Borrower and the Agent in writing. 11.12. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Total Revolving Credit Commitment or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Total Revolving Credit Commitment and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Total Revolving Credit Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Total Revolving Credit Commitment and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

-95- (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Total Revolving Credit Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto). ARTICLE XII MISCELLANEOUS 12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Revolving Credit Commitment); provided, however, that: (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender (or an Affiliate of a Lender) or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement; (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by the Borrower); (v) except in the case of an assignment to another Lender (or an Affiliate of a Lender) (but subject to the other requirements of this clause (a)), any assignment of all or any portion of the Revolving Credit Commitment shall require the consent of the Agent and, unless a Default or Event of Default has occurred and is continuing, an Authorized Representative, such consent in each case not to be unreasonably withheld or delayed; (vi) no such assignment shall be made to a natural person; and

-96- (vii) the Borrower shall not incur any greater expense or liabilities (including without limitation, indemnities and increased costs) than it would have incurred had such assignment not taken place. Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights (except for indemnification rights which survive termination of this Agreement) and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrower and the Agent certifications as to the exemption from deduction or withholding of Taxes in accordance with Section 5.6. (b) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal and interest amounts of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto. (d) Each Lender may sell participations to one or more Persons that meets the criteria of an Eligible Assignee in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, to the same extent as if it were a Lender and has acquired its interest by assignment pursuant to paragraph (a) of this Section 12.1, (iv) the Borrower shall not have any greater obligation to a participant than it would have had to such Lender in the absence of the existence of such participant except to the extent that any entitlement to a greater payment results from a change in any Requirement of Law arising after such participant became a participant and (v) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right

-97- to enforce the obligations of the Borrower relating to its Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or increasing its Revolving Credit Commitment). (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to secure obligations of such Lender, including any pledge or assignment to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder. (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.15. 12.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid by certified or registered mail, return receipt requested, or, in the case of electronic notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto (a) if to the Borrower: to the Borrower c/o Aircastle Advisor LLC 201 Tresser Boulevard, Suite 400 Stamford, CT 06901 Attn: Lease Management E-Mail: leasemanagement@aircastle.com Telephone: (203) 504-1020 (b) if to the Agent: Citibank, N.A. One Penns Way, OPS II New Castle, DE 19720 Attention: Agency Operations Telephone: (302) 894-6010 Electronic Mail: glagentofficeops@citi.com

-98- Each Credit Party further agrees that the Agent may make communications available to the Lenders by posting such communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent does not warrant the accuracy or completeness of the communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent in connection with the communications or the Platform. In no event shall the Agent or any of its Related Parties have any liability to any Credit Party, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. 12.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have. (b) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment

-99- (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation. 12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and any Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them. 12.5. Expenses. The Borrower agrees to pay on demand (subject, in the case of preparation, execution, delivery and administration costs, to the fees separately agreed to by the Borrower and the Agent), all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. 12.6. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.6. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment

-100- thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 12.6 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all Lenders; (iv) amend, modify or waive any provision of Article XI without the written consent of the Agent; (v) amend or modify the definition of “Required Lenders” without the written consent of all Lenders or (vi) amend, modify or waive any provision of Section 2.6, Section 10.5, Section 12.3(b) or this Section 12.6 without the written consent of all Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon; No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender’s or the Agent’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. 12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully executed counterpart. 12.8. Return of Funds. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. 12.9. Indemnification; Limitation of Liability.

-101- (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys’ fees, but excluding principal and accrued interest on any Loan) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. (b) The Borrower agrees that none of the Agent, any Lender nor any of their respective affiliates nor their respective officers, directors, employees, agents, and advisors (each a “Lender Related Party”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated in any Loan Document, except to the extent that such liability directly results from such Lender Related Party’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement. 12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto. 12.11. Entire Agreement. This Agreement together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all

-102- previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto. 12.12. Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of “Interest Period” herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be. 12.13. Confidentiality. The Agent and each Lender (each, a “Lending Party”) agrees to keep confidential any information furnished or made available to it by the Borrower or any Affiliate thereof, pursuant to or in connection with this Agreement or the other Loan Documents; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority or self-regulatory body, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (i) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (j) to any credit insurance provider relating to the Borrower and its Obligations, (k) to market data collectors and service providers to the extent necessary or customary for inclusion in league table measurements and (l) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee. 12.14. Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

-103- (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. (c) THE BORROWER HEREBY APPOINTS AIRCASTLE ADVISOR LLC AS ITS PROCESS AGENT HEREUNDER, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS PROVIDED IN SECTION 12.2(a), OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK. (d) NOTHING CONTAINED IN SUBSECTION (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW. (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT

-104- PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. 12.15. Judgment Currency. (a) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. (b) To the extent permitted by applicable law, the obligation of the Borrower in respect of any sum due in United States Dollars from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than such sum due to such Lender or the Agent (as the case may be) in United States Dollars, the Borrower agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the United States Dollars so purchased exceed such sum due to any Lender or the Agent (as the case may be) in United States Dollars, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess. 12.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. 12.17. Counterparts. (a) This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

-105- (b) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that (x) notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it and (y) each party hereto shall use commercially reasonable efforts to promptly provide manually executed counterparts of its electronic signatures if reasonably requested by any other party hereto. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. The Borrower assumes all risks arising out of the use of digital signatures and electronic methods to submit communications, including without limitation the risk of a Person acting on unauthorized instructions, and the risk of interception and misuse by third parties. 12.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a

-106- bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 12.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

-107- [Signature Pages Follow]

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written. AIRCASTLE LIMITED, as Borrower By: _____________________________ Name: Title: Michael Inglese Director /s/ Michael Inglese

CITI ANK, N.A., as Agent and a Lender \ I. [Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] Name: Maureen Maroney Title: Vice President /s/ Maureen MaroneyBy:

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] GOLDMAN SACHS BANK USA By: _____________________________ /s/ Rebecca Kratz Name: Rebecca Kratz Title: Authorized Signatory

/s/ James ShenderBy: ________________ Name: James Shender Title: Executive Director

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] ROYAL BANK OF CANADA, By: ________________________________ Name: Scott Umbs Title: Authorized Signatory /s/ Scott Umbs

/s/ Lindsay BossongBy: ________________________________ Name: Lindsay Bossong Title: Director

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] CREDIT AGRICOLE CORPORATE & INVESTMENT BANK By: ________________________________ Name: Brian Bolotin Title: Managing Director By: ________________________________ Name: Thomas Jean Title: Managing Director /s/ Brian Bolotin /s/ Thomas Jean

/s/ Jenny Ahlers___________________________

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] BNP PARIBAS By: Name: Robert Papas Title: Managing Director By: Name: Ahsan Avais Title: Director /s/ Ahsan Avais /s/ Robert Papas

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] MIZUHO BANK, LTD. By: ________________________________ Name: Donna DeMagistris Title: Executive Director /s/ Donna DeMagistris

[Signature Page to Seventh Amended and Restated Credit Agreement – Aircastle] BMO BANK N.A. By: ________________________________ Name: Julia Zhu Title: Vice President /s/ Julia Zhu

Schedule 1.1A UNENCUMBERED AIRCRAFT [To be inserted]

Schedule 1.1B CERTAIN PERSONS WHO ARE NOT ELIGIBLE ASSIGNEES (i) any Person (other than the Borrower and its Affiliates, and other than a Person that is a Debt Fund Affiliate of a Person described in this clause (i)) engaged in, or which has an Affiliate engaged in, the business of manufacturing aircraft or aircraft engines, which business had consolidated revenues attributable to such business for such Person’s and/or its Affiliates, as the case may be, most recently completed fiscal year in excess of $200 million; and (ii) any of the following Persons (or any of their respective Affiliates, including any funds or accounts primarily managed by such Person or its Affiliates, other than a Debt Fund Affiliate of a Person described in this clause (ii)) and their respective successors and assigns: (a) BoComm Leasing; (b) Castlelake; (c) Babcock & Brown Limited (or its successor); (d) Aviation Capital Group Corp.; (e) SMBC Aviation Capital; (f) AerCap B.V.; (g) BOC Aviation; (h) China Aircraft Leasing Group; (i) Orix; (j) Carlyle Aviation; (k) Dubai Aerospace Enterprise (DAE) Ltd.; (l) Macquarie Bank and Macquarie Air Finance; (m) Air Lease Corp.; (n) Avolon Aviation; (o) Jackson Square; (p) Industrial and Commercial Bank of China (ICBC); (q) Amedeo; (r) Investec;

(s) China Development Bank (CDB); (t) ICBC Leasing; (u) AviLease; (v) High Ridge Aviation; and (w) Perseus Aviation. (iii) each other Person (or any Affiliate thereof, including any funds or accounts primarily managed by such Person or its Affiliates, other than a Debt Fund Affiliate of a Person described in this clause (iii)) (other than the Borrower and its Affiliates) which engages in a business as an operating lessor of aircraft assets in competition with the Borrower and its Affiliates either (x) in succession to any of the Persons specified in clause (ii) above or (y) which has consolidated revenues from aircraft operating leases (excluding revenues from sales of aircraft) attributable to such business for its most recently completed fiscal year in excess of $200 million.

Schedule 7.8 TAX MATTERS None.

Schedule 7.10 LITIGATION None.

Schedule 7.18 ENVIRONMENTAL LAWS None.

EXHIBIT A Applicable Commitment Percentages Lenders Revolving Credit Commitment Applicable Commitment Percentage Citibank, N.A. $100,000,000.00 10.00% Goldman Sachs Bank USA $100,000,000.00 10.00% JPMorgan Chase Bank, N.A. $100,000,000.00 10.00% Royal Bank of Canada $100,000,000.00 10.00% Fifth Third Bank, National Association $100,000,000.00 10.00% Credit Agricole Corporate & Investment Bank $100,000,000.00 10.00% MUFG Bank, Ltd. $100,000,000.00 10.00% BNP Paribas $100,000,000.00 10.00% Mizuho Bank, Ltd. $100,000,000.00 10.00% BMO Bank N.A. $100,000,000.00 10.00% Total $1,000,000,000.00 100%

EXHIBIT B Form of Assignment and Acceptance Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among AIRCASTLE LIMITED (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A. (such financial institutions, and their successors and assigns, a “Lender”; collectively, the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7 of the Credit Agreement, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning. The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows: 1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1. 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes (if any) held by the Assignor and requests that the Agent exchange such Note or Notes (if any) for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

-2- 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee and a Lender; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6. 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1. 5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement 6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves. 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York. 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

-3- IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule 1 Percentage interest assigned: __________% Assignee’s Revolving Credit Commitment: $______________ Aggregate outstanding principal amount of Revolving Loans assigned: $______________ Principal amount of Note payable to Assignee: $______________ Principal amount of Note payable to Assignor: $______________ Effective Date (if other than date of acceptance by Agent): *______,20 _____ [NAME OF ASSIGNOR], as Assignor By: __________________________________ Title: ____________________________ Dated:____________, 20____ [NAME OF ASSIGNEE], as Assignee By: _________________________________ Title: ___________________________ Domestic Lending Office: Adjusted Term SOFR Lending Office: * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]**
This_____ day of ___________,20__

CITIBANK, N.A.
as Agent

By: ___________________________
Title:

[Approved this_________ day
of_________, 20____

[___________________________]

By: ___________________________]**
Title: Authorized Representative

** May be required under <u>Section 12.1 (a)(v)</u> of the Credit Agreement.

-2-

EXHIBIT C Notice of Appointment (or Revocation) of Authorized Representative Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among AIRCASTLE LIMITED (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A. and each other financial institution party thereto (such financial institutions, and their successors and assigns, a “Lender”; collectively, the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7 of the Credit Agreement, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning. The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative for the Borrower under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual’s name is a true and correct statement of such individual’s office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents: Name and Address Office Specimen Signature

-2- [The Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of _____________as an Authorized Representative.] This the_____ day of_______________________, 20___. AIRCASTLE LIMITED By: ______________________________ Name: ________________________ Title: _________________________

EXHIBIT D Form of Borrowing Notice To: Citibank, N.A., Goldman Sachs Bank USA JPMorgan Chase Bank, N.A. Royal Bank of Canada Credit Agricole Corporate & Investment Bank MUFG Bank, Ltd. BNP Paribas Fifth Third Bank, National Association Mizuho Bank, Ltd. BMO Bank N.A. Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among AIRCASTLE LIMITED (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A. and each other financial institution party thereto (such financial institutions, and their successors and assigns, a “Lender”; collectively, the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7 of the Credit Agreement, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning. The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made to Aircastle Limited on the date indicated: Type of Loan Aggregate Amount(1) Date of Loan(2) Base Rate/ SOFR Loan __________ ________ ________________ (1) Must be at least $500,000 (2) For Base Rate Loans, at least one Business Day later; for SOFR Loans at least three Business Day later.

-2- The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions]. The undersigned hereby certify that: 1. On the date hereof, no Default or Event of Default exists or will exist after giving effect to the borrowing described herein; and 2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof (it being understood that financial statements delivered pursuant to Section 8.1 may have not been certified by independent public accountants). 3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full. 4. The proceeds of the Loans described in this Borrowing Notice will be used by the Borrower for working capital and other general corporate purposes. [SIGNATURE PAGE FOLLOWS]

-3- AIRCASTLE LIMITED By: ___________________________________ Authorized Representative DATE:

EXHIBIT E Form of Interest Rate Selection Notice To: Citibank, N.A. 1615 Brett Road OPS III New Castle, DE 19720 Attention: Agency Operations Telephone: (302) 894-6010 Electronic Mail: glagentofficeops@citi.com Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among AIRCASTLE LIMITED (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A. and each other financial institution party thereto (such financial institutions, and their successors and assigns, a “Lender”; collectively, the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7 of the Credit Agreement, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning. The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period (with respect to Loans advanced to Aircastle Limited): Type of Loan Interest Period(1) Aggregate Amount(2) Date of Conversion or Continuation(3) SOFR Loan ____________ _______________ _______________ Base Rate Loan ____________ _______________ _______________ _______________ (1) Must be one, three or six months. (2) Must be at least $500,000. (3) At least three (3) Business Days later if a SOFR Loan. [SIGNATURE PAGE FOLLOWS]

-2- AIRCASTLE LIMITED By: ___________________________________ Authorized Representative DATE: ___________________________________

EXHIBIT F Form of Note Promissory Note $__________ ____________, 201___ FOR VALUE RECEIVED,_____________ hereby promises, to pay to ___________ or its registered assigns (the “Lender”), in its individual capacity, at the office of Citibank, N.A. as agent for the Lenders (the “Agent”), located at 1615 Brett Road OPS III, New Castle, DE 19720 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (such agreement, as may be amended, supplemented or otherwise modified from time to time, the “Agreement” — all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), by and among the Borrower, the financial institutions party thereto (collectively, the “Lenders”) and the Agent, in lawful money of the United States of America, in immediately available funds, the principal amount of _________ ($____________) or, if less than such principal amount, the then aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Stated Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement. If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees, and interest due hereunder on any unpaid amounts when due thereon at the rates set forth above. Interest hereunder shall be computed as provided in the Agreement. This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced

-2- hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement. All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. [SIGNATURE PAGE FOLLOWS]

-3- IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted. AIRCASTLE LIMITED By: ______________________________ Name: _________________________ Title: __________________________

EXHIBIT G-1 FORM OF DOMESTIC COUNSEL OPINION [see attached]

#4871-6229-1102 February 8, 2024 To the Lenders (as defined below) that are parties to the Credit Agreement referred to below and Citibank, N.A., as Agent (as defined below) and a Lender Ladies and Gentlemen: We have acted as special New York counsel to Aircastle Limited, an exempted company incorporated in Bermuda (the “Borrower”), in connection with the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021, and as further amended and restated as of February 8, 2024 (the “Credit Agreement”) by and among the Borrower, the lenders identified therein and the lenders party thereto from time to time (such lenders, the “Lenders”) and Citibank, N.A., as agent (in such capacity, and together with any successor agent, the “Agent”). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 6.1(b)(ii)(i) of the Credit Agreement. In connection with the opinions expressed below, we have examined an executed copy of the Credit Agreement, together with such other documents, corporate records, certificates and other instruments and such matters of law as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have also assumed the documents submitted to us are complete and have not been amended other than pursuant to 55 Hudson Yards | New York, NY 10001-2163 T: 212.530.5000 milbank.com

Page 2 #4871-6229-1102 documents submitted to us. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Borrower and upon representations made in or pursuant to the Credit Agreement. In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower): (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership, trust or other) to execute, deliver and perform such documents; and (iv) all consents, approvals, licenses and authorizations of, or filings and registrations with, any court, arbitrator or governmental authority required under any law or any corporate or other organizational documents of any party to such documents or any agreement or instrument to which such party is a party or that binds or affects it or any of its property, for the making and performance by such party of the Credit Agreement have been obtained or made and are valid and sufficient for their intended purposes and in full force and effect. Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that: (i) The Credit Agreement constitutes the legal, valid and binding obligations of the Borrower and is enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and subject to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. (ii) No authorization, consent or other approval of, or registration, declaration or other filing with any governmental authority of the United States of America or the State of New York is required on the part of the Borrower for the execution and delivery

Page 3 #4871-6229-1102 by it of, or for the performance by the Borrower of its obligations under, the Credit Agreement. (iii) The execution and delivery by the Borrower of, and the performance and incurrence by the Borrower of its obligations and liabilities under, the Credit Agreement does not and will not violate any applicable law, rule or regulation of the United States of America or the State of New York that in each case, in our experience, are customarily recognized to apply to transactions of the kind contemplated by the Credit Agreement. The foregoing opinion is subject to the following comments and qualifications: (A) The enforceability of Sections 11.5 and 12.9 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct. (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances. (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) Section 12.3(a) of the Credit Agreement, (iii) Section 12.3(b) of the Credit Agreement, (iv) Section 12.14(b) of the Credit Agreement insofar as such section relates to the subject matter jurisdiction of a federal court of the Unites States of America sitting in the borough of Manhattan or appellate court therefrom to adjudicate any controversy related to the Credit Agreement, (v) the waiver of inconvenient forum set forth in the Credit Agreement with respect to proceedings in a federal court of the Unites States of America sitting in the borough of Manhattan or appellate court therefrom, (vi) any provision of the Credit Agreement that provides for an absolute and unconditional obligation to perform under such Credit Agreement even though the Credit Agreement is invalid, terminated or such performance would be illegal or that provides a waiver of any other defense that cannot, as a matter of law, be effectively waived and (vii) the effectiveness of any waiver of immunity set forth in the Credit Agreement to the extent such waiver purports to apply to immunity acquired by the waiving party after such Credit Agreement is entered into by it. The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. In particular, we express no opinion as to any matters governed by Bermuda law or any aviation law.

Page 4 #4871-6229-1102 At the request of our clients, this opinion letter is provided to you and the Lenders by us in our capacity as counsel to the Borrower, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. We disclaim any obligation to update anything herein for events occurring after the date hereof. Very truly yours, DSF/FHM /s/ Milbank LLP

EXHIBIT G-2 FORM OF FOREIGN COUNSEL OPINION [see attached]

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com 8 February 2024 Matter No.: 401517 +1 441 278 8054 Ref: Legal - 23912097.4 Andrew.Barnes@conyers.com Citibank, N.A., as Agent and Lender (as such terms are defined below) 388 Greenwich Street, 23rd Floor New York New York NY 10023 United States of America and each of the Lenders named in the Schedule hereto Dear Sir/ Madam, Re: Aircastle Limited (the “Company”) We have acted as special Bermuda legal counsel to the Company in connection with a seventh amended and restated credit agreement of up to US$1,000,000,000, originally dated 19 December 2012, as amended and restated as of 2 August 2013, as further amended and restated as of 31 March 2014, as further amended and restated as of 28 March 2016, as further amended and restated as of 27 June 2018, as further amended and restated as of 19 October 2018, as further amended and restated as of 26 April 2021 and as further amended and restated as of 8 February 2024 (the “Credit Agreement”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) among the Company, as the borrower, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, MUFG Bank, Ltd., BNP Paribas, Fifth Third Bank, National Association, Mizuho Bank, Ltd. and BMO Bank N.A. as lenders (together with the other financial institutions party thereto from time to time, the “Lenders” and each a “Lender”) and Citibank, N.A. as the administrative agent for the Lenders (the “Agent”). All capitalised terms used but not defined herein have the respective meanings given to such terms of the Credit Agreement. DOCUMENTS REVIEWED For the purposes of giving this opinion, we have examined an executed electronic copy of the Credit Agreement (referred to herein as the “Document”).

conyers.com | 2 References to ‘searches’ in this opinion refer to searches carried out at the Registrar of Companies and/or the Supreme Court, or responses given on behalf of the Registrar of Companies and/or the Supreme Court to enquiries made by us. We have also reviewed: ASSUMPTIONS We have assumed:

conyers.com | 3 QUALIFICATIONS will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; will be subject to statutory limitation of the time within which proceedings may be brought; will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non- exclusive jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

conyers.com | 4 OPINION On the basis of and subject to the foregoing, we are of the opinion that:

conyers.com | 5

conyers.com | 6 Yours faithfully, Conyers Dill & Pearman Limited /s/ Conyers Dill & Pearman Limited

conyers.com | 7 Schedule Citibank, N.A. Goldman Sachs Bank USA JPMorgan Chase Bank, N.A. Royal Bank of Canada Fifth Third Bank, National Association Credit Agricole Corporate & Investment Bank MUFG Bank, Ltd. BNP Paribas BMO Bank N.A. Mizuho Bank, Ltd.

-6- EXHIBIT G-3 FORM OF CHIEF LEGAL OFFICER OPINION [see attached]

- 1 - #4862-8987-5870 Aircastle Limited 201 Tresser Boulevard, Suite 400, Stamford, CT 06901 T 203-504-1020 F 203-504-1021 www.aircastle.com February 8, 2024 To the Lenders (as defined below) that are parties to the Credit Agreement referred to below and Citibank, N.A., as Agent (as defined below) and a Lender Ladies and Gentlemen: I am Chief Legal Officer and Secretary of Aircastle Limited (the “Company”) and am familiar with the transactions contemplated by the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021, and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the lenders identified therein and the lenders party thereto from time to time (such lenders, the “Lenders”) and Citibank, N.A., as agent (in such capacity, and together with any successor agent, the “Agent”). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 6.1(b)(ii)(ii) of the Credit Agreement. I have examined originals or copies certified or otherwise of the agreements or instruments listed on Schedule I hereto (the “Specified Contracts”). With your permission, I have assumed the genuineness of all signatures, the authenticity of all of the Specified Contracts submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. I have also assumed the documents submitted to me are complete and have not been amended other than pursuant to documents submitted to me. Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinion expressed below, I am of the opinion that the execution and delivery by Company of the Credit Agreement does not, and the performance by the Company of

- 2 - #4862-8987-5870 its obligations thereunder will not breach or constitute a default under any of the Specified Contracts. The foregoing opinion is subject to the following comments and qualifications: (A) My opinion set forth above is limited to the Specified Contracts. (B) For the purposes of my opinion I have assumed that each of the Credit Agreement and each Specified Contract would be interpreted as written in accordance with its plain meaning. (C) I express no opinion as to any provision of any Specified Contract (including Section 1011 of any Indenture) to the extent that such opinion would depend upon the making of any determination of any accounting matter or any computation in respect of a financial undertaking, condition or covenant. I am admitted to the Bar in the State of New York. I express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the law of the State of New York. In this respect I call to your attention that the some of the Specified Contracts are governed by the laws of jurisdictions other than those described above and I express no opinion as to the effect of any such other laws on the opinion expressed herein. This opinion letter is provided to you and the Lenders by me in my capacity as Chief Legal Officer and Secretary to the Company, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

Very truly yours, Christopher Beers Chief Legal Officer and Secretary Signature Page – Aircastle Opinion /s/ Christopher Beers

- 3 - #4862-8987-5870 Schedule I 1. Memorandum of Association 2. Bye-laws 3. Indenture, dated as of December 5, 2013, by and between Aircastle Limited and Wells Fargo Bank, National Association, as trustee. 4. Third Supplemental Indenture, dated as of January 15, 2015, by and between Aircastle Limited and Wells Fargo Bank, National Association as trustee. 5. Fourth Supplemental Indenture, dated as of March 24, 2016, by and between Aircastle Limited and Wells Fargo Bank, National Association as trustee. 6. Fifth Supplemental Indenture, dated as of March 20, 2017, by and between Aircastle Limited and Wells Fargo Bank, National Association as trustee. 7. Sixth Supplemental Indenture, dated as of September 25, 2018, by and between Aircastle Limited and Wells Fargo Bank, National Association as trustee. 8. Seventh Supplemental Indenture, dated as of June 13, 2019, by and between Aircastle Limited and Wells Fargo Bank, National Association, as trustee. 9. Indenture, dated as of August 11, 2020, by and between Aircastle Limited and Wells Fargo Bank, National Association, as trustee. 10. Indenture, dated as of January 26, 2021, by and between Aircastle Limited and Wells Fargo Bank, National Association, as trustee. 11. Indenture, dated as of July 18, 2023, by and between Aircastle Limited and Computershare Trust Company, N.A., as trustee.

EXHIBIT H Form of Quarterly Covenant Compliance Report Citibank, N.A. 1615 Brett Road OPS III New Castle, DE 19720 Attention: Agency Operations Telephone: (302) 894-6010 Electronic Mail: glagentofficeops@citi.com Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014, as further amended and restated as of March 28, 2016, as further amended and restated as of June 27, 2018, as further amended and restated as of October 19, 2018, as further amended and restated as of April 26, 2021 and as further amended and restated as of February 8, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), made by and among AIRCASTLE LIMITED (the “Borrower”), CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, MUFG BANK, LTD., BNP PARIBAS, FIFTH THIRD BANK, NATIONAL ASSOCIATION, MIZUHO BANK, LTD., BMO BANK N.A. and each other financial institution party thereto (such financial institutions, and their successors and assigns, a “Lender”; collectively, the “Lenders”), and CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7 of the Credit Agreement, the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning. No Default A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article X of the Credit Agreement has occurred and is continuing. B. If a Default or Event of Default has occurred since __________(the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default __________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ _______________________________________________________________________ C. Attached as Schedule I hereto are reasonable detailed calculations demonstrating compliance with the covenants contained in Sections 9.16, 9.17, and 9.18: (Note, if no Default or Event of Default has occurred, insert “Not Applicable”).

-2- D. Attached as Schedule II hereto is a list of each Unencumbered Aircraft which is owned entirely by the Borrower and/or a Subsidiary. E. Since __________ (the date of the last similar certification), the Public Debt Rating of the Borrower has not changed. The determination date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Credit Agreement. [SIGNATURE PAGE FOLLOWS]

-3- IN WITNESS WHEREOF, I have executed this Certificate this ________day of ___________, 20______. By: ___________________________________ Authorized Representative Name: ___________________________________ Title: ___________________________________

-4- SCHEDULE I For the [Quarter/Year] ended_______________ (“Statement Date”) ($ in 000’s) [Calculations demonstrating compliance with Sections 9.16, 9.17, and 9.18 of the Credit Agreement]

SCHEDULE II Unencumbered Aircraft

MSN	lessee	VARIANT_NAME	PORTFOLIO_NAME
1261	British Airways	A319-100	Equity
1279	British Airways	A319-100	Equity
1295	British Airways	A319-100	Equity
1329	British Airways	A319-100	Equity
3209	Iberia	A319-100	Equity
2959	EasyJet	A319-100	Equity
3036	EasyJet	A319-100	Equity
3053	EasyJet	A319-100	Equity
3061	EasyJet	A319-100	Equity
3059	EasyJet	A319-100	Equity
3090	EasyJet	A319-100	Equity
3082	EasyJet	A319-100	Equity
3118	EasyJet	A319-100	Equity
1466	British Airways	A319-100	Equity
3088	EasyJet	A319-100	Equity
3122	EasyJet	A319-100	Equity
1513	British Airways	A319-100	Equity
1673	Air Canada	A319-100	Equity
3443	Fly Air41	A319-100	Equity
4968	Qatar Airways	A320-200	Equity
5010	Qatar Airways	A320-200	Equity
3483	Asiana	A320-200	Equity
5127	Qatar Airways	A320-200	Equity
2564	Titan	A320-200	Equity
4694	Sri Lankan Airlines	A320-200	Equity
3201	AIX Connect Private LTD	A320-200	Equity
3232	AIX Connect Private LTD	A320-200	Equity
3524	FLY ONE	A320-200	Equity
3423	Aegean Airlines S.A.	A320-200	Equity
3439	Aegean Airlines S.A.	A320-200	Equity
6077	Wizz Air	A320-200	Equity
4139	Air France	A320-200	Equity
2982	Virgin Australia	A320-200	Equity
2104	Iberia	A320-200	Equity
6161	Volaris	A320-200	Equity
3762	Czech Airlines	A320-200	Equity
6450	Vueling Airlines S.A	A320-200	Equity
2391	Iberia	A320-200	Equity
2248	Iberia	A320-200	Equity
5301	Thai Airways	A320-200	Equity
3690	Avianca	A320-200	Equity
2928	Laudamotion GMBH	A320-200	Equity
4156	PT Super Air Jet	A320-200	Equity
3667	Avianca	A320-200	Equity
5510	Volaris	A320-200	Equity
5595	Volaris	A320-200	Equity
6536	LATAM	A320-200	Equity
4216	PT Super Air Jet	A320-200	Equity
4386	AirAsia Group	A320-200	Equity
4390	AirAsia Group	A320-200	Equity
6139	LATAM	A320-200	Equity
4312	Viva Aerobus	A320-200	Equity
3437	Viva Aerobus	A320-200	Equity
6173	LATAM	A320-200	Equity

4661	Vueling Airlines S.A.	A320-200	Equity
6597	Pegasus Hava Tasimaciligi A.S.	A320-200	Equity
5598	Jetstar	A320-200	Equity
6528	LATAM	A320-200	Equity
4113	Avion Express	A320-200	Equity
6561	LATAM	A320-200	Equity
4008	Avion Express	A320-200	Equity
3972	Fly Air41	A320-200	Equity
3289	Sundair	A320-200	Equity
5796	Jetstar	A320-200	Equity
6800	LATAM	A320-200	Equity
6806	LATAM	A320-200	Equity
4969	AirAsia Group	A320-200	Equity
5137	AirAsia Group	A320-200	Equity
6813	LATAM	A320-200	Equity
2956	AirAsia Group	A320-200	Equity
3117	AirAsia Group	A320-200	Equity
5624	Spirit Airlines Inc	A320-200	Equity
3182	AirAsia Group	A320-200	Equity
3223	AirAsia Group	A320-200	Equity
3277	AirAsia Group	A320-200	Equity
3291	AirAsia Group	A320-200	Equity
3338	AirAsia Group	A320-200	Equity
4088	AirAsia Group	A320-200	Equity
3486	AirAsia Group	A320-200	Equity
3582	AirAsia Group	A320-200	Equity
3628	AirAsia Group	A320-200	Equity
4070	AirAsia Group	A320-200	Equity
7050	Lionair /PT Batik Air	A320-200	Equity
7223	Lionair /PT Batik Air	A320-200	Equity
7606	Vistara	A320neo	Equity
7897	SAS	A320neo	Equity
8300	Avianca /Taca	A320neo	Equity
10592	Indigo	A320neo	Equity
10450	Spirit Airlines, Inc.	A320neo	Equity
10545	Spirit Airlines, Inc.	A320neo	Equity
10594	Spirit Airlines, Inc.	A320neo	Equity
10744	Spirit Airlines, Inc.	A320neo	Equity
11132	Aegean Airlines S.A.	A320neo	Equity
8926	Salam Air	A320Neo	Equity
9017	Salam Air	A320Neo	Equity
1572	Iberia	A321-200	Equity
6201	Viva Aerobus	A321-200	Equity
7623	Wizz Air	A321-200	Equity
2381	Iberia	A321-200	Equity
2220	Iberia	A321-200	Equity
2687	Smartlynx Airlines SIA	A321-200	Equity
2488	Iberia	A321-200	Equity
7335	Volaris	A321-200	Equity
2357	Iberia	A321-200	Equity
3673	THY	A321-200	Equity
3637	THY	A321-200	Equity
6253	Viva Aerobus	A321-200	Equity
7775	American	A321-200	Equity
8712	WizzAir	A321neo	Equity

11015	Indigo	A321neo	Equity
11121	WizzAir	A321neo	Equity
11573	WizzAir	A321neo	Equity
10688	Viva Aerobus	A321neo	Equity
10856	Viva Aerobus	A321neo	Equity
10729	VivaAerobus	A321neo	Equity
11694	Frontier	A321neo	Equity
811	Gullivair	A330-200	Equity
587	Aerolineas	A330-200	Equity
634	Aerolineas	A330-200	Equity
1236	Air Serbia	A330-200	Equity
1191	Aerolineas	A330-200	Equity
1223	Aerolineas	A330-200	Equity
1055	Asiana	A330-300	Equity
997	Air Canada	A330-300	Equity
1006W	Air Canada	A330-300	Equity
1012W	Air Canada	A330-300	Equity
1015W	Air Canada	A330-300	Equity
1481	Malindo Airways Sdn. Bhd	A330-300	Equity
1411	Malindo Airways Sdn. Bhd	A330-300	Equity
30687	Ethiopian Airlines /Malawi Air	B737-700	Equity
28498	Boliviana	B737-700	Equity
40910	Air Austral	B737-800	Equity
36826	Royal Air Maroc	B737-800	Equity
36829	Royal Air Maroc	B737-800	Equity
41179	Urumqi	B737-800	Equity
34409	Corendon	B737-800	Equity
36814	Jeju Air	B737-800	Equity
40744	Suparna Airlines	B737-800	Equity
40745	Suparna Airlines	B737-800	Equity
36530	SunExpress	B737-800	Equity
41250	China Southern Airlines	B737-800	Equity
35138	Air Europa	B737-800	Equity
30296	JetTime	B737-800	Equity
35103	Alaska Airlines	B737-800	Equity
34690	JeJu Air Co., Ltd.	B737-800	Equity
30824	Alaska Airlines	B737-800	Equity
36573	Jeju Air	B737-800	Equity
37887	FB Líneas Aéreas S.A.	B737-800	Equity
36808	FB Líneas Aéreas S.A.	B737-800	Equity
29681	Corendon	B737-800	Equity
35093	Corendon	B737-800	Equity
37519	Jeju Air	B737-800	Equity
35106	Corendon	B737-800	Equity
35082	Corendon	B737-800	Equity
35149	TUI	B737-800	Equity
29368	Sky Up Airlines	B737-800	Equity
37540	Jeju Air	B737-800	Equity
33453	United	B737-800	Equity
34000	United	B737-800	Equity
60499	Aerolineas	B737-800	Equity
60500	Aerolineas	B737-800	Equity
41398	Eastar Jet Co. Ltd.	B737-800	Equity
40998	Virgin Australia	B737-800	Equity
60501	Aerolineas	B737-800	Equity

37294	Lionair	B737-800	Equity
38686	Lionair	B737-800	Equity
39859	Thai Lion	B737-800	Equity
39864	Thai Lion	B737-800	Equity
33597	Freighter Conversion(Ex Spicejet)	B737-800	Equity
35022	ASL	B737-800BCF	Equity
38494	ASL	B737-800BCF	Equity
35099	Off Lease (ex Spicejet)	B737-800SF	Equity
34799	Off Lease (ex Spicejet)	B737-800SF	Equity
34800	Compass Cargo Airlines EOOD	B737-800SF	Equity
61858	AeroMexico	B737-MAX8	Equity
61289	Akasa	B737-MAX8	Equity
61288	Akasa	B737-MAX8	Equity
35236	Cargolux	B747-400ERF	Equity
38886	Latam Airlines	B777-300ER	Equity
38889	Latam Airlines	B777-300ER	Equity
38888	Latam Airlines	B777-300ER	Equity
41522	Thai	B777-300ER	Equity
484	Azul	E-195AR	Equity
575	Azul	E-195AR	Equity
588	Azul	E-195AR	Equity
609	Portugalia	E-195AR	Equity
628	Portugalia	E-195AR	Equity
19020061	KLM CityHopper BV	E195-E2	Equity
19020064	KLM CityHopper BV	E195-E2	Equity
19020076	KLM CityHopper BV	E195-E2	Equity
19020084	KLM CityHopper BV	E195-E2	Equity
19020093	KLM CityHopper BV	E195-E2	Equity
19020085	KLM CityHopper BV	E195-E2	Equity
19020077	Azul	E195-E2	Equity
19020088	Azul	E195-E2	Equity
19020092	Azul	E195-E2	Equity